As filed with the Securities and Exchange Commission on April 4, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mobile Infrastructure Corporation

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

32-0777356

(I.R.S. Employer Identification Number)

30 W. 4th Street

Cincinnati, Ohio 45202

(513) 834-5110

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Manuel Chavez, III

Chief Executive Officer

30 W. 4th Street

Cincinnati, Ohio 45202

(513) 834-5110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hirsh Ament

Jeffrey N. Ostrager

Venable LLP

750 E. Pratt Street

Suite 900

Baltimore, Maryland 21202

Tel: (410) 244-7400

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 25, 2023, the registrant filed a Registration Statement on Form S-11 (File No. 333-274666), as amended on October 19, 2023 and October 31, 2023, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 2, 2023 (as pre-effectively amended, the “Initial Registration Statement”).

The prospectus in the Initial Registration Statement related to the resale by the selling securityholders named in the Initial Registration Statement or their permitted transferees (the “Selling Securityholders”) of up to (i) 37,156,865 shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) 2,553,192 warrants (“Warrants”) to purchase 2,553,192 shares of Common Stock.

On April 5, 2024, the registrant filed Post-Effective Amendment No. 1 to the Initial Registration Statement on Form S-11, which was subsequently declared effective by the SEC on April 12, 2024 (the “Post-Effective Amendment”), to update the Initial Registration Statement to include (i) information contained in the registrant’s Annual Report on Form 10-K, filed with the SEC on March 22, 2024 and (ii) certain other information in such Initial Registration Statement.

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus filed as part of this registration statement on Form S-3 (this “Registration Statement”) is being filed as a combined prospectus with respect to (a) certain securities registered for resale under the Initial Registration Statement, which remain unsold, including (i) up to an aggregate of 37,126,865 shares of the registrant’s Common Stock and (ii) 2,553,192 Warrants to purchase 2,553,192 shares of Common Stock; and (b) the resale by certain selling securityholders named in this prospectus of up to 500,000 shares of the registrant’s Common Stock, which resale is newly registered hereunder.

Pursuant to Rule 429, this Registration Statement constitutes Post-Effective Amendment No. 2 to the Initial Registration Statement on Form S-11 (“Post-Effective Amendment No. 2”).

Post-Effective Amendment No. 2 is being filed by the registrant to (i) convert the Initial Registration Statement on Form S-11 into a registration statement on Form S-3 and (ii) include updated information regarding the Selling Securityholders named in the Initial Registration Statement.

All applicable registration fees with respect to the securities registered for resale in the Initial Registration Statement were paid at the time of the original filing of the Initial Registration Statement. All applicable registration fees with respect to the newly registered resale of securities are being paid contemporaneously with the filing of this Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 4, 2025

PRELIMINARY PROSPECTUS

Up to 37,626,865 Shares of Common Stock

Warrants to Purchase 2,553,192 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of:

(A)	up to 37,626,865 shares of our common stock, par value $0.0001 per share (the “Common Stock”), consisting of:

	(i)	3,937,246 shares of Common Stock originally issued as merger consideration to Color Up, LLC in connection with the consummation of the Merger (as defined in this prospectus) based upon an implied equity consideration value of $10.00 per share; in 2021, Color Up, LLC purchased 2,624,831 shares of Legacy MIC Common Stock (as defined in this prospectus) at a price of $11.75, which shares of Legacy MIC Common Stock were exchanged in the Merger for the 3,937,246 shares of Common Stock for an effective price per share of approximately $7.83;

	(ii)	up to 2,553,192 shares of Common Stock issuable upon the exercise of 2,553,192 warrants to purchase Common Stock (the “Warrants”) at an exercise price of $7.83 per share, which were initially warrants to purchase 1,702,128 shares of Legacy MIC Common Stock (as defined in this prospectus) at an exercise price of $11.75 per share, and which were assumed and converted into the Warrants in connection with the Merger;

	(iii)	907,000 shares of Common Stock issued upon the conversion of Class A ordinary shares, par value $0.0001 per share (“FWAC Class A Shares”), of Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company (“FWAC”), in connection with the Domestication (as defined in this prospectus) that were originally purchased by Fifth Wall Acquisition Sponsor III LLC, a Cayman Islands limited liability company (“Sponsor”), in a private placement, which occurred simultaneously with the initial public offering of FWAC, at $10.00 per share (the “Private Placement Shares”) for an aggregate purchase price of $9,070,000;

	(iv)	1,990,000 shares of Common Stock issued upon the conversion of Class B ordinary shares, par value $0.0001 per share (“FWAC Class B Shares”), of FWAC, in connection with the Domestication, originally purchased by the Sponsor for approximately $0.003 per share, comprised of (a) 1,900,000 shares of Common Stock held by the Sponsor and (b) 90,000 shares of Common Stock transferred by the Sponsor to three former directors of FWAC;

(v)	13,787,462 shares of Common Stock issued upon the conversion of 46,000 shares of our Series 2 Convertible Preferred Stock, par value $0.0001 per share (the “Series 2 Preferred Stock”) on December 31, 2023, which Series 2 Preferred Stock was purchased by the Preferred PIPE Investors (as defined in this prospectus) for $1,000 per share for an aggregate purchase price of $46,000,000 (the “Preferred PIPE Investment”), inclusive of 1,253,404 shares of Common Stock issued to the Preferred PIPE Investors upon the conversion of Dividends (as defined in this prospectus), resulting in an effective purchase price of approximately $3.34 per share of Common Stock;

(vi)	up to 9,381,458 shares of Common Stock issued upon our election to issue shares of Common Stock in lieu of cash payments upon redemption of Common Units (as defined in this prospectus);

(vii)	up to 4,570,507 shares of Common Stock issuable in the event of our election to issue shares of Common Stock in lieu of cash payments upon redemption of Common Units;

(viii)	up to 500,000 shares of common stock issued as consideration for the Lenders’ (as defined in this prospectus) commitment to provide the Revolving Facility (as defined in this prospectus), valued at approximately $1.8 million based on the closing price of our Common Stock on the date of issuance; and

(B) the Warrants.

We will not receive any proceeds from the sale of shares of Common Stock or the Warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash, which amount of aggregate proceeds would be up to approximately $20.0 million. We believe the likelihood that the warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock, the last reported sales price for which was $4.34 per share on April 3, 2025. If the market price for our Common Stock is less than $7.83 per share, we believe the warrant holders will be unlikely to exercise the Warrants. In addition, the warrant holders may exercise the Warrants on a cashless basis. See the section titled “Use of Proceeds.”

In connection with FWAC’s extraordinary general meetings of FWAC’s shareholders on May 17, 2023 and August 10, 2023, to approve (i) an amendment to FWAC’s amended and restated memorandum and articles of association to (A) extend the date to complete FWAC’s initial business combination and (B) eliminate the redemption limitation set forth in FWAC’s amended and restated memorandum and articles of association and (ii) the Merger Agreement (as defined in this prospectus) and the transactions contemplated by the Merger Agreement, holders of an aggregate of 27,080,715 FWAC Class A Shares, representing 95.3% of FWAC’s Class A Shares, exercised their right to redeem their shares for cash at redemption prices of approximately $10.3028 per share and $10.79 per share, respectively, for an aggregate redemption amount of $279,018,123. The shares of Common Stock being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 75.6% of the outstanding shares of Common Stock as of February 28, 2025 (after giving effect to the issuance of shares of Common Stock upon (i) the exercise of the Warrants and (ii) our election to issue shares of Common Stock in lieu of cash payments upon redemption by the holders of all outstanding Common Units) and approximately 288.9% of our public float. Given the substantial number of shares of Common Stock being registered for potential resale by the Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Of the shares of Common Stock being offered for resale pursuant to this prospectus, 26,466,741 shares (or 71.5% of the total shares offered for resale) are being offered for resale by entities controlled by Jeffrey B. Osher, a member of our Board. These shares represent all of the shares currently held by such entities and all of the shares issuable to such entities upon the exercise of the Warrants. Mr. Osher exercises control over our operations, and a sale of all or a substantial portion of the shares being offered for resale pursuant to this prospectus potentially could result in a change in control of the Company. Any such sales would be subject to market conditions and would depend on whether such Selling Securityholders would, in fact, sell all or a substantial portion of their shares. However, if such Selling Securityholders were to sell all or a substantial portion of their shares, it is possible that a third party could seek to acquire a controlling or significant ownership position in the Company and seek to make changes in our management and our operating plan.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or the Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or the Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock and the Warrants in the section titled “Plan of Distribution.”

Our Common Stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “BEEP.” On April 3, 2025, the closing price of our Common Stock was $4.34. The Warrants will not be listed for trading.

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock and the Warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock and the Warrants.

We may elect to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the future. To assist us in complying with the limitations on ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, our Charter (as defined in this prospectus), among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock or 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of outstanding shares of each class or series of our stock. Our Board (as defined in this prospectus), in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. See the section titled “Description of Securities” beginning on page 10 for further discussion.

Jeffrey B. Osher, a member of our Board, controls a majority of the voting power of the outstanding Common Stock. As such, we are a “controlled company” under the NYSE American Company Guide Section 801(a). However, we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NYSE American Company Guide.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

This investment involves a high degree of risk. See the section titled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of that this prospectus forms a part, which may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment and any applicable prospectus supplement, together with the additional information described under the section titled “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

On August 25, 2023 (the “Closing Date”), we consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of December 13, 2022, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023 (the “Merger Agreement”), by and among FWAC, Queen Merger Corp. I, a Maryland corporation and wholly-owned subsidiary of FWAC (“Merger Sub”), and Legacy MIC. As contemplated by the Merger Agreement, FWAC was converted to a Maryland corporation and changed its name to Mobile Infrastructure Corporation (the “Domestication”). On the Closing Date, we consummated the merger transactions contemplated by the Merger Agreement, whereby following the Domestication (i) Merger Sub merged with and into Legacy MIC (the “First Merger”) with Legacy MIC continuing as the surviving entity (the “First-Step Surviving Company”) and (ii) immediately following the time that the First Merger became effective (the “First Effective Time”), the First-Step Surviving Company merged with and into FWAC (the “Second Merger,” and together with the First Merger, the “Merger”), with the Company (f/k/a FWAC) continuing as the surviving entity.

We are registering the resale of shares of Common Stock and the Warrants as required by that certain Registration Rights Agreement, dated August 25, 2023, by and among MIC and the RRA Holders (as defined in this prospectus), including the resale of shares of Common Stock pursuant to all joinders executed to such Registration Rights Agreement.

Unless otherwise indicated, references in this prospectus to “MIC,” “we,” “us,” “our” and the “Company” refer to Mobile Infrastructure Corporation, a Maryland corporation, and its consolidated subsidiaries prior to the Closing and to Mobile Infrastructure Corporation, a Maryland corporation (f/k/a Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company), and its consolidated subsidiaries following the Closing, as the context requires. References in this prospectus to “Legacy MIC” refer to Mobile Infrastructure Corporation, a Maryland corporation, and its consolidated subsidiaries prior to the Closing. References in this prospectus to “FWAC” refer to Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company prior to the Closing.

i

CERTAIN DEFINED TERMS

We use certain defined terms throughout this prospectus that have the following meanings:

“Board” refers to the board of directors of MIC after the Closing.

“Bombe” refers to Bombe Asset Management, LLC, a Delaware limited liability company, an entity formed and owned by Manuel Chavez, III who is an owner and its managing partner, and Stephanie Hogue, an owner and president, each of whom is a director and officer of MIC.

“Bombe Pref” refers to Bombe-MIC Pref, LLC, an entity controlled by Manuel Chavez, III and of which Stephanie Hogue is a member, each of whom is a director and officer of MIC.

“Bylaws” refer to the bylaws of MIC, adopted on August 25, 2023.

“Charter” refers to the charter of MIC, filed with the Maryland State Department of Assessment and Taxation.

“Class A Unit” refers to the class of membership interests of the Operating Company designated as “Class A Units” pursuant to the Operating Agreement.

“Closing” refers to the closing of the Merger.

“Code” refers to the Internal Revenue Code of 1986, as amended.

“Color Up” refers to Color Up, LLC, a Delaware limited liability company.

“Color Up Distribution” refers to the liquidating distribution without consideration by Color Up to its members of an aggregate of (i) 3,937,246 shares of Common Stock, (ii) 11,242,635 Common Units and (iii) 2,553,192 Warrants.

“Common Stock” refers to the shares of common stock, par value $0.0001 per share, of MIC after the Closing.

“Common Unit” refers to the class of membership interests of the Operating Company designated as “Common Units” pursuant to the Operating Agreement.

“Dividends” refer to the dividends that the holders of shares of Series 2 Preferred Stock received at a cumulative annual rate of 10% of the $1,000 per share liquidation preference for a period of one year. Dividends were paid in kind and converted into shares of Common Stock on December 31, 2023.

“Domestication” refers to the transfer of FWAC by way of continuation from the Cayman Islands to the State of Maryland and domestication by means of a corporate conversion to a Maryland corporation in accordance with Title 3, Subtitle 9 of the MGCL and Part XII of the Cayman Islands Companies Act (as revised).

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Existing Holders” refer to those persons who beneficially or constructively owned Common Stock in excess of the ownership limits set forth in the Charter on the day immediately following the Closing, so long as, but only so long as, such persons beneficially owned Common Stock in excess of one or both of the ownership limits.

“Existing Holder Limit” refers to an Existing Holder’s percentage of Common Stock beneficially owned by the Existing Holder on the day immediately following the Closing unless otherwise adjusted by the Board; provided that upon any issuance of Common Stock or any sale of stock by an Existing Holder (a “Reduction Event”), the Existing Holder Limit shall be the higher of (a) the percentage as adjusted by the Reduction Event and (b) the ownership limits, as applicable.

ii

“Founder Shares” refer to the 2,020,000 shares of Common Stock originally purchased as 2,020,000 FWAC Class B Shares by the Sponsor for approximately $0.003 per share, and converted, on a one-for-one basis, into 2,020,000 shares of Common Stock, of which 1,900,000 shares are held by the Sponsor and 90,000 shares are held by three former directors of FWAC.

“FWAC” refers to Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company.

“FWAC Class A Shares” refer to the Class A ordinary shares, par value $0.0001 per share, of FWAC. In connection with the Merger, each issued and outstanding FWAC Class A Share converted automatically, on a one-for-one basis, into one share of Common Stock.

“FWAC Class B Shares” refer to the aggregate of 2,020,000 Class B ordinary shares, par value $0.0001 per share, of FWAC. In connection with the Merger, the 2,020,000 FWAC Class B Shares converted automatically, into 2,020,000 shares of Common Stock.

“FWAC IPO” refers to the initial public offering of 27,500,000 FWAC Class A Shares consummated on May 27, 2021, including the additional 2,500,000 FWAC Class A Shares issued pursuant to the partial exercise of the FWAC IPO Underwriters’ over-allotment option.

“HS3” refers to HSCP Strategic III, L.P., a Delaware limited partnership, an entity controlled by Jeffrey B. Osher, a member of the Board.

“Legacy MIC” refers to Mobile Infrastructure Corporation, a Maryland corporation, prior to the Closing.

“Legacy MIC Common Stock” refers to the common stock, par value $0.0001 per share, of Legacy MIC, prior to the Closing.

“Legacy MIC Preferred Stock” refers to the Legacy MIC Series 1 Preferred Stock and the Legacy MIC Series A Preferred Stock.

“Legacy MIC Series 1 Preferred Stock” refers to the Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, of Legacy MIC, prior to the Closing.

“Legacy MIC Series A Preferred Stock” refers to the Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, of Legacy MIC, prior to the Closing.

“Legacy MIC Warrants” refers to warrants to purchase 1,702,128 shares of Legacy MIC Common Stock at an exercise price of $11.75 per share.

“LTIP Unit” refers to the class of membership interests of the Operating Company designated as “LTIP Units” pursuant to the Operating Agreement. Vested LTIP Units are convertible at the option of each member and some assignees of the members (in each case, that hold vested LTIP Units) into Common Units on a one-for-one basis.

“Merger” refers to (a) the merger of Merger Sub with and into Legacy MIC, with Legacy MIC continuing as the surviving entity, followed by (b) the merger of the First-Step Surviving Company with and into FWAC, pursuant to the terms and subject to the conditions of the Merger Agreement, with MIC continuing as the surviving entity resulting from the Second Merger and the other transactions contemplated by the Merger Agreement.

“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of December 13, 2022, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023, by and among FWAC, Merger Sub and Legacy MIC.

“MGCL” refers to the Maryland General Corporation Law.

iii

“MIC” refers to Mobile Infrastructure Corporation, a Maryland corporation, and its consolidated subsidiaries prior to the Closing and to Mobile Infrastructure Corporation (f/k/a Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company), and its consolidated subsidiaries following the Closing, as the context suggests.

“NYSE American” refers to the NYSE American LLC.

“Operating Agreement” refers to the Limited Liability Company Agreement of the Operating Company.

“Operating Company” refers to Mobile Infra Operating Company, LLC, a Delaware limited liability company.

“Operating Partnership” refers to Mobile Infra Operating Partnership, L.P., a Maryland limited partnership formerly known as MVP REIT II Operating Partnership, L.P., prior to the conversion from a Maryland limited partnership to a Delaware limited liability company.

“Performance Unit” refers to the class of membership interests of the Operating Company designated as “Performance Units” pursuant to the Operating Agreement. Vested Performance Units are convertible at the option of each member and some assignees of the members (in each case, that hold vested Performance Units) into Common Units on a one-for-one basis.

“Preferred PIPE Investment” refers to the purchase by the Preferred PIPE Investors from FWAC, immediately prior to the Closing, of 46,000 shares of Series 2 Preferred Stock at $1,000 per share for an aggregate purchase price of $46,000,000.

“Preferred PIPE Investors” refer to HS3, Harvest Small Cap Partners, L.P. (“Harvest Small Cap”) and Harvest Small Cap Partners Master, Ltd. (“HSCP Master”), entities controlled by Jeffrey B. Osher, a director of MIC, and Bombe Pref.

“Preferred Stock” refers to the Series 1 Preferred Stock and the Series A Preferred Stock.

“Private Placement Shares” refer to 907,000 FWAC Class A Shares held by the Sponsor, which were acquired at a purchase price of $10.00 per share in a private placement for an aggregate purchase price of $9,070,000 concurrent with the closing of the FWAC IPO, which converted into 907,000 shares of Common Stock in connection with the Domestication.

“Purchase and Contribution Agreement” refers to that certain Equity Purchase and Contribution Agreement, dated January 8, 2021, by and among Legacy MIC, the Operating Partnership, Michael Shustek, Vestin Realty Mortgage I, Inc., a Maryland corporation, Vestin Realty Mortgage II, Inc., a Maryland corporation, and Color Up.

“REIT” refers to a real estate investment trust.

“Registration Rights Agreement” refers to that certain Registration Rights Agreement, dated August 25, 2023, by and among MIC and the RRA Holders, including all joinders executed to such Registration Rights Agreement.

“RRA Holders” refer to those certain former MIC stockholders, certain former FWAC directors, the Sponsor and the Preferred PIPE Investors that are party to the Registration Rights Agreement.

“Securities Act” refers to the Securities Act of 1933, as amended.

iv

“Series 1 Preferred Stock” refers to the Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, of MIC after the Closing.

“Series 1 Preferred Stock Conversion Notice” refers to the delivery of a written notice, containing the information required by the Charter, by a holder of shares of Series 1 Preferred Stock electing to convert such shares into Common Stock.

“Series 1 Preferred Stock Stated Value” refers to $1,000.

“Series 1 Preferred Unit” refers to the class of membership interests of the Operating Company designated a “Series 1 Preferred Units” pursuant to the Operating Agreement.

“Series 2 Preferred Stock” refers to the Series 2 Convertible Preferred Stock, par value $0.0001 per share, of MIC after the Closing.

“Series 2 Preferred Unit” refers to the class of membership interests of the Operating Company designated as “Series 2 Preferred Units” pursuant to the Operating Agreement.

“Series A Preferred Stock” refers to the Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, of MIC after the Closing.

“Series A Preferred Stock Conversion Notice” refers to the delivery of a written notice, containing the information required by the Charter, by a holder of shares of Series A Preferred Stock electing to convert such share into Common Stock.

“Series A Preferred Stock Stated Value” refers to $1,000.

“Series A Preferred Unit” refers to the class of membership interests of the Operating Company designated as “Series A Preferred Units” pursuant to the Operating Agreement.

“SPAC” refers to a special purpose acquisition company.

“Sponsor” refers to Fifth Wall Acquisition Sponsor III LLC, a Cayman Islands limited liability company.

“Treasury Regulations” refer to the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Warrants” refers to 2,553,192 warrants to purchase up to 2,553,192 shares of Common Stock with an exercise price of $7.83 per share.

“Warrant Agreement” refers to the Warrant Agreement, dated as of August 25, 2021, by and between Legacy MIC and Color Up, as amended and restated by that certain Amended and Restated Warrant Agreement, dated as of August 29, 2023, by and among MIC and Color Up.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts or that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of performance and speak only as of the date hereof. The forward-looking statements are based on the current expectations of our management, but are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated or that we will achieve or realize these plans, intentions or expectations. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. You should understand that the following important factors, in addition to those factors described in the section titled “Risk Factors,” and elsewhere in this prospectus, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus:

●	increased fuel prices may adversely affect our operating environment;

●	we have a limited operating history which makes our future performance difficult to predict;

●	we have a history of losses and we may not be able to achieve or sustain profitability in the future;

●	we depend on our management team and the loss of key personnel could have a material adverse effect on our ability to conduct and manage our business;

●	a material failure, inadequacy, interruption, or security failure of our technology networks and related systems could harm our business;

●	our executive officers and certain members of our board of directors face or may face conflicts of interest related to their positions and interests in our affiliates, which could hinder our ability to implement our business strategy and generate returns to investors;

●	our revenues have been and will continue to be significantly influenced by demand for parking facilities generally, and a decrease in such demand would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio;

●	we may be unable to grow our business by acquisitions of additional parking facilities;

●	our parking facilities face intense competition, which may adversely affect rental and fee income;

●	we require scale to improve cash flow and earnings for investors;

●	changing consumer preferences and legislation affecting our industry or related industries may lead to a decline in parking demand, which could have a material adverse impact on our business, financial condition, and results of operations;

●	our investments in real estate will be subject to the risks typically associated with investing in real estate;

●	uninsured losses or premiums for insurance coverage relating to real property may adversely affect our investor returns;

●	we may not be able to access financing sources on attractive terms, or at all, which could adversely affect our ability to execute our business plan;

●	we have debt, and may incur additional debt; if we are unable to comply with the covenants and restrictions under the Line of Credit (as defined in this prospectus) there could be an event of default under the Line of Credit, which could result in an acceleration of repayment;

●

adverse judgments, settlements, or investigations resulting from legal proceedings in which we may be involved could reduce our profits, limit our ability to operate our business, or distract our officers from attending to our business; and

●	holders of our outstanding preferred stock have dividend, liquidation, and other rights that are senior to the rights of the holders of our common stock.

Additional information concerning these, and other risks, is described in the section titled “Risk Factors.” We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

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PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the registration statement of which this prospectus is a part carefully, including the financial statements and related notes incorporated in this prospectus by reference, and the information set forth in the section titled “Risk Factors.”

Company Overview

We are a Maryland corporation focused on acquiring, owning and optimizing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. We target both parking garage and surface lot properties primarily in top 50 U.S. Metropolitan Statistical Areas, with proximity to key demand drivers, such as commerce, events and venues, government and institutions, hospitality and multifamily central business districts.

As of December 31, 2024, we owned 40 parking facilities in 20 separate markets throughout the United States, with a total of approximately 15,100 parking spaces and approximately 5.2 million square feet. We also own approximately 0.2 million square feet of commercial space adjacent to our parking facilities.

We are a member of the Operating Company and own substantially all of our assets and conduct substantially all of our operations through the Operating Company. See the section titled “The Operating Company and the Operating Agreement” in this prospectus.

Background

On August 25, 2023 (the “Closing Date”), we consummated the transactions contemplated by the Merger Agreement, whereby (i) Merger Sub merged with and into Legacy MIC with Legacy MIC continuing as the surviving entity and (ii) immediately following the consummation of the First Merger, Legacy MIC merged with and into FWAC, with FWAC continuing as the surviving entity.

As contemplated by the Merger Agreement, FWAC completed the Domestication, whereby FWAC was converted to a Maryland corporation and changed its name to Mobile Infrastructure Corporation. In connection with the Domestication, 907,000 shares of FWAC Class A Shares and 2,020,000 FWAC Class B Shares, converted into 2,927,000 shares of Common Stock.

In connection with the Merger, among other things: (a) each issued and outstanding share of Legacy MIC Common Stock (excluding shares owned by Legacy MIC and any of its subsidiaries) converted into the right to receive such number of shares of Common Stock at an exchange ratio of 1.5 to 1 for an aggregate of 11,643,563 shares of Common Stock and (b) each issued and outstanding share of Legacy MIC Series 1 Preferred Stock and Legacy MIC Series A Preferred Stock converted into the right to receive one share of Series 1 Preferred Stock or one share of Series A Preferred Stock, as applicable, having terms materially the same as the applicable Legacy MIC Preferred Stock, except that the shares of Series 1 Preferred Stock and Series A Preferred Stock are convertible into shares of Common Stock instead of shares of Legacy MIC Common Stock. Each outstanding share of Legacy MIC Common Stock that was held by Legacy MIC and any of its subsidiaries was cancelled without payment of any consideration therefor. In addition, the outstanding and unexercised Legacy MIC Warrants to purchase 1,702,128 shares of Legacy MIC Common Stock at an exercise price of $11.75 per share became the Warrants to purchase 2,553,192 shares of Common Stock at an exercise price of $7.83 per share.

Additionally, on the Closing Date, Mobile Infra Operating Partnership, L.P., converted from a Maryland limited partnership to a Delaware limited liability company, Mobile Infra Operating Company, LLC. The Company is a member of the Operating Company and owns substantially all of its assets and conducts substantially all of its operations through the Operating Company.

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Finally, on the Closing Date, the Preferred PIPE Investment was consummated. On June 15, 2023, the Preferred PIPE Investors entered into the Preferred PIPE Subscription Agreements with FWAC, pursuant to which the Preferred PIPE Investors agreed to subscribe for and purchase a total of 46,000 shares of Series 2 Preferred Stock at $1,000 per share for an aggregate purchase price of $46,000,000. On December 31, 2023, the Series 2 Preferred Stock converted into 13,787,462 shares of Common Stock inclusive of 1,253,404 shares of Common Stock issued to the Preferred PIPE Investors upon the conversion of Dividends, resulting in an effective price per share of Common Stock of $3.34.

On September 11, 2024, MIC entered into a credit agreement (the “Line of Credit”) with HSCP Master and Harvest Small Cap (collectively, the “Lenders”). The Line of Credit provides for, among other things, a $40.4 million revolving credit facility, maturing on September 11, 2025 (the “Revolving Facility”). In consideration for the commitment to provide the Revolving Facility, MIC issued 500,000 shares of Common Stock to the Lenders.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised financial accounting standards. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of (a) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the closing of the FWAC IPO); (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (c) the last day in the fiscal year in which we are deemed to be a “large accelerated filer,” which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; and (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Corporate Information

Our principal executive offices are located at 30 W. 4th Street, Cincinnati, Ohio 45202, and our telephone number is (513) 834-5110. Our website is www.mobileit.com. The information found on, that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

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THE OFFERING

Issuer	Mobile Infrastructure Corporation (f/k/a Fifth Wall Acquisition Corp. III).

Resales of Common Stock and Warrants:

Shares of Common Stock offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, an aggregate of up to 37,626,865 shares of Common Stock, consisting of:

●	3,937,246 shares of Common Stock originally issued as merger consideration to Color Up and subsequently distributed to certain of its members in the Color Up Distribution;

●	2,553,192 shares of Common Stock issuable upon exercise of the Warrants;

●	907,000 shares of Common Stock issued in connection with the conversion of FWAC Class A Shares;

●	1,990,000 shares of Common Stock issued in connection with the conversion of FWAC Class B Shares;

●	13,787,462 shares of Common Stock issued upon the conversion of Series 2 Preferred Stock (including Dividends);

●	9,381,458 shares of Common Stock issued upon our election to issue shares of Common Stock in lieu of cash payments upon redemption by the holders of Common Units;

●	4,570,507 shares of Common Stock issuable upon our election to issue shares of Common Stock in lieu of cash payments upon redemption by the holders of Common Units; and

●	500,000 shares of Common Stock issued in connection with the Revolving Facility.

Warrants offered by the Selling Securityholders	2,553,192 Warrants to purchase up to 2,553,192 shares of Common Stock.

Exercise Price of Warrants	$7.83, subject to adjustments described in the Warrant Agreement.

Use of Proceeds	We could potentially receive up to an aggregate of approximately $20.0 million from the exercise of the Warrants, assuming the exercise of the Warrants for cash. We expect to use any net proceeds from the exercise of the Warrants for general corporate purposes. We believe the likelihood that the warrant holders will exercise the Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock, the last reported sales price for which was $4.34 per share on April 3, 2025. If the trading price for our Common Stock is less than $7.83 per share, we believe the warrant holders will be unlikely to exercise the Warrants. See the section titled “Use of Proceeds.”

Restrictions on Ownership and Transfer	Our Charter contains restrictions on the ownership and transfer of shares of our stock that are intended, among other things, to facilitate our election to be taxed as a REIT under the Code. The relevant sections of our Charter provide that, subject to certain exceptions, no person may own more than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock or 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of outstanding shares of each class or series of our stock. Our Board, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. See the section titled “Description of Securities.”

Market for Common Stock and the Warrants	Our Common Stock is listed on the NYSE American under the symbol “BEEP.” The Warrants are not publicly listed.

Risk Factors	Before investing in our securities, you should carefully read and consider the information set forth in the section titled “Risk Factors” beginning on page 4.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectuses, and discussed under the section entitled “Risk Factors” contained in Part I, Item 1A. of our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any applicable prospectus supplement and free writing prospectuses that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the sections below entitled “Cautionary Note Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Incorporation by Reference.”

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USE OF PROCEEDS

All of the shares of Common Stock and the Warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

We could potentially receive up to an aggregate of approximately $20.0 million from the exercise of the Warrants assuming the exercise in full of such Warrants for cash. However, we will only receive such proceeds if and when the warrant holders choose to exercise the Warrants for cash. We expect any net proceeds we receive upon exercise of the Warrants will be used for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. We believe the likelihood that the warrant holders will exercise the Warrants, and therefore the amount of cash proceeds that we would receive from such exercise, depends on the trading price of our Common Stock, which may not exceed the $7.83 warrant exercise price before the Warrants expire. As of April 3, 2025, the last reported price of our Common Stock was $4.34 per share. If the trading price of our Common Stock is less than $7.83 per share, we believe the warrant holders will be unlikely to exercise the Warrants. The Warrants may also be exercised on a cashless basis. See “Description of Securities—Warrants.”

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SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock or Warrants being offered for resale by this prospectus, which consists of:

●	3,937,246 shares of Common Stock originally issued as merger consideration to Color Up and subsequently distributed to certain of its members in the Color Up Distribution;

●	2,553,192 shares of Common Stock issuable upon exercise of the Warrants;

●	907,000 shares of Common Stock issued in connection with the conversion of FWAC Class A Shares;

●	1,990,000 shares of Common Stock issued in connection with the conversion of FWAC Class B Shares;

●	13,787,462 shares of Common Stock issued upon the conversion of the Series 2 Preferred Stock;

●	9,381,458 shares of Common Stock issued upon our election to issue shares of Common Stock in lieu of cash payments upon redemption by the holders of Common Units;

●	4,570,507 shares of Common Stock issuable upon our election to issue shares of Common Stock in lieu of cash payments upon redemption by the holders of Common Units;

●	500,000 shares of Common Stock issued in connection with the Revolving Facility; and

●	the Warrants.

As used in this prospectus, the term “Selling Securityholders” includes the Selling Securityholders listed in the tables below and their permitted pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock or Warrants in accordance with the terms of the applicable agreements governing their respective registration rights, other than through a public sale.

The following tables were prepared based on information provided to us by the Selling Securityholders and provide, as of the date of this prospectus, information regarding the beneficial ownership of our Common Stock and the Warrants of each Selling Securityholder, the number of securities that may be sold by each Selling Securityholder under this prospectus, and the number of securities that each Selling Securityholder will beneficially own assuming all securities that may be offered pursuant to this prospectus are sold. Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change these Selling Securityholders lists and the securities that may be resold.

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Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

	Common Stock
Name of Selling Securityholder	Shares Beneficially Owned Prior to Offering(1)	Shares Registered for Sale in Offering	Shares Beneficially Owned After Offering	Percent Owned After Offering
Fifth Wall Acquisition Sponsor III LLC (2)	2,807,000	2,807,000	—	—
HSCP Strategic III, L.P.(3)	19,972,193	19,972,193	—	—
Bombe Asset Management LLC(4)	425,609	2,557,146	—	—
Harvest Small Cap Partners, L.P.(5)	2,154,091	2,154,091	—	—
Harvest Small Cap Partners Master, Ltd.(6)	4,340,457	4,340,457	—	—
Adeyemi Ajao(7)	30,000	30,000	—	—
Poonam Sharma(8)	30,000	30,000	—	—
Amanda Parness(9)	30,000	30,000	—	—
Bombe-MIC Pref, LLC (10)	1,798,364	1,798,364	—	—
PLR-322 Streeter LLC (11)	0	24,148	—	—
Samuel Wilkins 2012 Trust(12)	94,048	94,048	—	—
Wilkins-Duignan 2009 Revocable Trust(13)	121,354	121,354	—	—
Ritch Holdings II, LLC(14)	121,354	121,354	—	—
Valley High Limited Partnership(15)	455,940	455,940	—	—
O Cincy Family II, LLC(16)	445,541	445,541	—	—
Steans Family Foundation(17)	70,917	70,917	—	—
Steans 1996 Family Trust(18)	70,917	70,917	—	—
David M. Gervase 2013 Trust(19)	3,545	3,545	—	—

	Warrants
Name of Selling Securityholder	Warrants Beneficially Owned Prior to Offering	Warrants Registered for Sale in Offering	Warrants Beneficially Owned After Offering
HSCP Strategic III, L.P.(20)	2,170,213	2,170,213	—
Bombe Asset Management LLC(21)	382,978	382,978	—

*	Less than 1%.

(1)	Does not include shares of Common Stock that may be issued upon redemption of Common Units because, upon the Selling Securityholder’s election to redeem Common Units, MIC may elect to redeem such Common Units for cash in MIC’s sole discretion.

(2)	Consists of (i) 907,000 shares of Common Stock issued upon the conversion of FWAC Class A Shares in connection with the Domestication and (ii) 1,900,000 shares of Common Stock issued upon the conversion of FWAC Class B Shares in connection with the Domestication. Andriy Mykhaylovskyy and Brendan Wallace, by virtue of being managing members of the Sponsor, have voting and dispositive power over the securities held by the Sponsor and, therefore, may be deemed to have beneficial ownership of the securities held directly by the Sponsor. The address of the Sponsor and Messrs. Mykhaylovskyy and Wallace is 100 Wilshire Boulevard, Suite 2060, Santa Monica, CA 90401.

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(3)	Consists of (i) 5,449,591 shares of Common Stock issued upon the conversion of 20,000 shares of Series 2 Preferred Stock, (ii) 544,959 shares of Common Stock issued upon the conversion of Dividends, which was received by HS3 upon the conversion of shares of Series 2 Preferred Stock on December 31, 2023, (iii) 7,997,842 shares of Common Stock issued in lieu of cash payments upon the redemption of 7,997,842 Common Units by HS3, inclusive of 5,288,512 shares of Common Stock issued in lieu of cash payments upon the redemption of 5,288,512 Common Units received by HS3 in connection with the Color Up Distribution, (iv) 3,809,588 shares of Common Stock received by HS3 in connection with the Color Up Distribution, and (v) 2,170,213 shares of Common Stock issuable upon the exercise of 2,170,213 Warrants received by HS3 in connection with the Color Up Distribution (without regard to any provisions of the Warrants in connection with the treatment of fractional shares). Securities held directly by HS3 may be deemed to be beneficially owned by (i) HSCP, the general partner of HS3; (ii) No Street, the managing member of HSCP; and (iii) Mr. Osher, the managing member of No Street and a member of the Board. The address of HS3, HSCP, No Street, and Mr. Osher is 505 Montgomery Street, Suite 1250, San Francisco, California 94111.

(4)	Consists of (i) 42,631 shares of Common Stock received by Bombe in connection with the Color Up Distribution, (ii) 382,978 shares of Common Stock issuable upon the exercise of 382,798 Warrants received by Bombe in connection with the Color Up Distribution (without regard to any provisions of the Warrants in connection with the treatment of fractional shares), and (iii) 2,131,537 shares of Common Stock issuable in the event of our election to issue shares of Common Stock in lieu of cash payments upon redemption by Bombe of 2,131,537 Common Units received by Bombe in connection with the Color Up Distribution. The address of Bombe is 30 W. 4th Street, Cincinnati, OH 45202. Mr. Chavez, our Chief Executive Officer and Chairman, is the an owner and the managing partner of Bombe and may be deemed to share voting and dispositive power with regard to the securities held directly by Bombe. Ms. Hogue, our President and a member of the Board, is an owner and president of Bombe and may be deemed to share dispositive power with regard to securities held directly by Bombe.

(5)	Consists of (i) 1,807,356 shares of Common Stock issued upon the conversion of 6,633 shares of Series 2 Preferred Stock, (ii) 180,735 shares of Common Stock issued upon the conversion of Dividends, which were received by Harvest Small Cap upon the conversion of shares of Series 2 Preferred Stock on December 31, 2023 and (iii) 166,000 shares of Common Stock issued as consideration of HSCP’s commitment as a Lender under the Revolving Facility. Mr. Osher is a member of the Board and the managing member of No Street. No Street is the managing member of HSCP, the general partner of Harvest Small Cap. Mr. Osher is a member of the Board and the managing member of No Street. No Street is the managing member of HSCP, the general partner of Harvest Small Cap.

(6)	Consists of (i) 3,642,234 shares of Common Stock issued upon the conversion of 13,367 shares of Series 2 Preferred Stock, (ii) 364,223 shares of Common Stock issued upon the conversion of Dividends, which were received by HSCP Master upon the conversion of shares of Series 2 Preferred Stock on December 31, 2023 and (iii) 334,000 shares of Common Stock issued as consideration of HSCP Master’s commitment as a Lender under the Revolving Facility. Mr. Osher is a member of the Board and the managing member of No Street. No Street is the investment manager of HSCP Master.

(7)	Consists of 30,000 shares of Common Stock issued upon the conversion of FWAC Class B Shares in connection with the Domestication. Mr. Ajao served as a director of FWAC from April 2021 until the Closing Date.

(8)	Consists of 30,000 shares of Common Stock issued upon the conversion of FWAC Class B Shares in connection with the Domestication. Ms. Sharma served as a director of FWAC from April 2021 until the Closing Date.

(9)	Consists of 30,000 shares of Common Stock issued upon the conversion of FWAC Class B Shares in connection with the Domestication. Ms. Parness served as a director of FWAC from April 2021 until the Closing Date.

(10)	Consists of (i) 1,634,877 shares of Common Stock issued upon the conversion of 6,000 shares of Series 2 Preferred Stock and (ii) 163,487 shares of Common Stock issuable upon the conversion of Dividends, which were received by Bombe Pref upon the conversion of shares of Series 2 Preferred Stock on December 31, 2023. Mr. Chavez, our Chief Executive Officer and Chairman, is the manager of Bombe Pref and may be deemed to share voting and dispositive power with regard to the securities held directly by Bombe Pref. Ms. Hogue, our President and a member of the Board, is a member of Bombe Pref and may be deemed to share dispositive power with regard to securities held directly by Bombe Pref.

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(11)	Consists of 24,148.59 shares of Common Stock issuable in the event of our election to issue shares of Common Stock in lieu of cash payments upon redemption by PLR Streeter of 24,148.59 Common Units received by PLR Streeter in connection with the Color Up Distribution (without regard to any provisions of the Charter in connection with the treatment of fractional shares issuable upon redemption of Common Units). The address of PLR Streeter is 30 W. 4th Street, Cincinnati, OH 45202.

(12)	Consists of 94,048 shares of Common Stock issued in lieu of cash payments upon the redemption of 94,048 Common Units by Samuel Wilkins 2012 Trust. The address of Samuel Wilkins 2012 Trust is PO Box 7278 Berkeley, CA 94707.

(13)	Consists of 121,354 shares of Common Stock issued in lieu of cash payments upon the redemption of 121,354 Common Units by Wilkins-Duignan 2009 Revocable Trust. The address of Wilkins-Duignan 2009 Revocable Trust is PO Box 7278 Berkeley, CA 94707.

(14)	Consists of 121,354 shares of Common Stock issued in lieu of cash payments upon the redemption of 121,354 Common Units by Ritch Holdings II, LLC. The address of Ritch Holdings II, LLC is 2578 Grandin Rd, Cincinnati, OH 45208.

(15)	Consists of 455,940 shares of Common Stock issued in lieu of cash payments upon the redemption of 455,940 Common Units by Valley High Limited Partnership. The address of Valley High Limited Partnership is 3972 Happy Valley Rd, Lafayette, CA 94549.

(16)	Consists of 445,541 shares of Common Stock issued in lieu of cash payments upon the redemption of 445,541 Common Units by O Cincy Family II, LLC. The address of O Cincy Family II, LLC is 69 South Knoll Road, Mill Valley, CA 94941. Mr. Osher, a member of the Board, is the manager of O Cincy Family II, LLC and may be deemed to have beneficial ownership of the securities held directly by O Cincy Family II, LLC.

(17)	Consists of 70,917 shares of Common Stock issued in lieu of cash payments upon the redemption of 70,917 Common Units by Steans Family Foundation. The address of Steans Family Foundation is 50 East Washington St. Suite 400, Chicago, IL 60602.

(18)	Consists of 70,917 shares of Common Stock issued in lieu of cash payments upon the redemption of 70,917 Common Units by Steans 1996 Family Trust. The address of Steans 1996 Family Trust is 50 East Washington St. Suite 400, Chicago, IL 60602.

(19)	Consists of 3,545 shares of Common Stock issued in lieu of cash payments upon the redemption of 3,545 Common Units by David M. Gervase 2013 Trust. The address of David M. Gervase 2013 Trust is 709 Roanoake Court, Naperville, IN 60565.

(20)	See note 3 for information about the Warrants held by HS3.

(21)	See note 4 for information about the Warrants held by Bombe.

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DESCRIPTION OF SECURITIES

The following summarizes the material terms of MIC’s stock as will be set forth in the Charter and Bylaws, which govern the rights of holders of shares of MIC’s stock. While we believe that the following description covers the material terms of the shares of MIC stock, it may not contain all of the information that is important to you. We encourage you to read carefully this entire document, the Charter, the Bylaws and the other documents we refer to for a more complete understanding of the shares of MIC stock.

References in this section to “we,” “our,” or “us” generally refer to MIC, unless otherwise specified.

General

The Charter provides that MIC may issue up to 500,000,000 shares of common stock, par value $0.0001 per share, and up to 100,000,000 shares of preferred stock, par value $0.0001 per share, of which 97,000 are designated as shares of Series 1 Preferred Stock, 50,000 are designated as shares of Series A Preferred Stock and 60,000 are designated as shares of Series 2 Preferred Stock.

The Charter authorizes the Board to amend the Charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of February 28, 2025, (a) 42,645,111 shares of Common Stock were issued and outstanding, (b) 17,273 shares of Series 1 Preferred Stock were issued and outstanding, (c) 1,889 shares of Series A Preferred Stock were issued and outstanding and (d) no shares of Series 2 Preferred Stock were issued and outstanding.

Under Maryland law, stockholders are not personally liable for the obligations of a corporation solely as a result of their status as stockholders.

Shares of Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of the Charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of Common Stock are entitled to receive distributions on such shares of stock out of assets legally available therefor if, as and when authorized by the Board and declared by MIC, and the holders of shares of Common Stock are entitled to share ratably in MIC’s assets legally available for distribution to MIC stockholders in the event of MIC’s liquidation, dissolution or winding up after payment of or adequate provision for all of MIC’s known debts and liabilities.

Subject to the provisions of the Charter regarding the restrictions on ownership and transfer of shares of Common Stock and except as may otherwise be specified in the Charter, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of MIC directors, which means that the stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors can elect all of the directors then standing for election, and the remaining stockholders will not be able to elect any directors.

Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of MIC.

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Power to Reclassify Unissued Shares of MIC Stock

The Charter authorizes the Board to classify and reclassify any unissued shares of Common Stock and preferred stock, including the Series 1 Preferred Stock, Series A Preferred Stock and Series 2 Preferred Stock, into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our Common Stock, and authorizes us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, the Board is required by Maryland law and by the Charter to set, subject to the provisions of the Charter regarding the restrictions on ownership and transfer of MIC stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. The Board may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded. Therefore, the Board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of Common Stock or otherwise be in MIC’s best interests or in the best interests of MIC stockholders.

Shares of Preferred Stock

Series A Preferred Stock

Series A Preferred Stock ranks senior to Common Stock and pari passu with Series 1 Preferred Stock with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. In addition, in certain circumstances, the shares of Series A Preferred Stock are redeemable by MIC and convertible, at the option of the holder, into Common Stock. Holders of Series A Preferred Stock do not have any voting rights.

Ranking. Series A Preferred Stock ranks senior to Common Stock and pari passu with Series 1 Preferred Stock and junior to Series 2 Preferred Stock with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. The Board has the authority to issue additional classes or series of preferred stock that could be junior, pari passu or senior in priority to Series A Preferred Stock.

Stated Value. Each share of Series A Preferred Stock has an initial stated value of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Series A Preferred Stock, as set forth in the Charter.

Dividends. Subject to the rights of holders of any class or series of Senior Stock (as defined in the Charter), holders of Series A Preferred Stock are entitled to receive, when and as authorized by the Board and declared by MIC out of legally available funds, cumulative, cash dividends on each share of Series A Preferred Stock at an annual rate of 5.75% of the Series A Preferred Stock Stated Value.

Conversion. Subject to MIC’s redemption rights as described below, each share of Series A Preferred Stock is convertible into Common Stock at the election of the holder thereof by delivery of a Series A Preferred Stock Conversion Notice, containing the information required by the Charter, at any time. Subject to MIC’s redemption rights as described below, the conversion of Series A Preferred Stock into Common Stock, subject to a Series A Preferred Stock Conversion Notice will occur at the end of the 20th trading day after MIC’s receipt of such Series A Preferred Stock Conversion Notice. Each share of Series A Preferred Stock will convert into a number of shares of Common Stock determined by dividing the sum of (i) 100% of the Series A Preferred Stock Stated Value, plus (ii) any accrued but unpaid dividends to, but not including, the date of conversion by the volume weighted average price per share of Common Stock for the 20 trading days prior to the delivery date of the Series A Preferred Stock Conversion Notice.

Notwithstanding the foregoing, upon a holder providing a Series A Preferred Stock Conversion Notice, MIC will have the right (but not the obligation) to redeem any or all of Series A Preferred Stock subject to such Series A Preferred Stock Conversion Notice at a redemption price, payable in cash, equal to 100% of the Series A Preferred Stock Stated Value, plus any accrued but unpaid dividends thereon to, but not including, the redemption date.

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Optional Redemption by MIC. At any time, from time to time, MIC (or its successor) will have the right (but not the obligation) to redeem, in whole or in part, Series A Preferred Stock at the redemption price equal to 100% of the Series A Preferred Stock Stated Value, plus any accrued but unpaid dividends if any, to and including the date fixed for redemption. In case of any redemption of less than all of Series A Preferred Stock by MIC, Series A Preferred Stock to be redeemed will be selected either pro rata or in such other manner as the Board may determine. If full cumulative dividends on all outstanding shares of Series A Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed, unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and neither MIC nor any of our affiliates may purchase or otherwise acquire Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock; provided, however, that the foregoing shall not prevent the redemption or purchase by MIC of Series A Preferred Stock pursuant to the ownership and transfer restrictions in the Charter. If MIC (or its successor) chooses to redeem any shares of Series A Preferred Stock, MIC (or its successor) has the right, in its sole discretion, to pay the redemption price in cash or in equal value of Common Stock (or its successor), based on the volume weighted average price per share of Common Stock (or its successor) for the 20 trading days prior to the redemption, in exchange for Series A Preferred Stock.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of MIC, the holders of Series A Preferred Stock will be entitled to receive, in pari passu with the liquidation preferences of the holders of Series 1 Preferred Stock, junior to the holders of Series 2 Preferred Stock, and in preference to the holders of Common Stock, an amount per share equal to 100% of the Series A Preferred Stock Stated Value, plus any accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of payment. A merger, acquisition or sale of all or substantially all of MIC’s assets or statutory share exchange will not be deemed to be a liquidation for purposes of the liquidation preference.

No Voting Rights. Holders of Series A Preferred Stock do not have any voting rights.

Transfer Restriction. None of the shares of Series A Preferred Stock may be sold or otherwise transferred unless the holder thereof delivers evidence, to MIC’s satisfaction, that such sale or other transfer of Series A Preferred Stock is made to an accredited investor solely in compliance with all federal and state securities laws. Any sale or transfer of Series A Preferred Stock made in violation of any federal or state securities laws shall be null and void. In addition, Series A Preferred Stock is subject to all of the other restrictions on ownership and transfer contained in the Charter. These provisions may restrict the ability of a holder of Series A Preferred Stock to convert such shares into Common Stock.

Series 1 Preferred Stock

Series 1 Preferred Stock ranks senior to Common Stock and pari passu with Series A Preferred Stock with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. In addition, in certain circumstances, the shares of Series 1 Preferred Stock are redeemable by MIC and convertible, at the option of the holder, into Common Stock. Holders of Series 1 Preferred Stock do not have any voting rights.

Ranking. Series 1 Preferred Stock ranks senior to Common Stock, pari passu with Series A Preferred Stock and junior to Series 2 Preferred Stock with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. The Board has the authority to issue additional classes or series of preferred stock that could be junior, pari passu or senior in priority to Series 1 Preferred Stock.

Stated Value. Each share of Series 1 Preferred Stock has an initial stated value of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Series 1 Preferred Stock, as set forth in the Charter.

Dividends. Subject to the rights of holders of any class or series of Senior Stock, holders of Series 1 Preferred Stock are entitled to receive, when and as authorized by the Board and declared by MIC out of legally available funds, cumulative, cash dividends on each share of Series 1 Preferred Stock at an annual rate of 5.50% of the Series 1 Preferred Stock Stated Value.

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Conversion. Subject to MIC’s redemption rights as described below, each share of Series 1 Preferred Stock is convertible into Common Stock at the election of the holder thereof by delivery of a Series 1 Preferred Stock Conversion Notice, containing the information required by the Charter, at any time. Subject to MIC’s redemption rights as described below, the conversion of Series 1 Preferred Stock into Common Stock, subject to a Series 1 Preferred Stock Conversion Notice will occur at the end of the 20th trading day after MIC’s receipt of such Series 1 Preferred Stock Conversion Notice. Each share of Series 1 Preferred Stock will convert into a number of shares of Common Stock, determined by dividing the sum of (i) 100% of the Series 1 Preferred Stock Stated Value, plus (ii) any accrued but unpaid dividends to, but not including, the date of conversion, by the volume weighted average price per share of Common Stock for the 20 trading days prior to the delivery date of the Series 1 Preferred Stock Conversion Notice.

Notwithstanding the foregoing, upon a holder providing a Series 1 Preferred Stock Conversion Notice, MIC will have the right (but not the obligation) to redeem, in whole or in part, Series 1 Preferred Stock subject to such Series 1 Preferred Stock Conversion Notice at a redemption price, payable in cash, equal to 100% of the Series 1 Preferred Stock Stated Value, plus any accrued but unpaid dividends thereon to, but not including, the redemption date.

Optional Redemption by MIC. At any time, from time to time, MIC (or its successor) will have the right (but not the obligation) to redeem, in whole or in part, Series 1 Preferred Stock at the redemption price equal to 100% of the Series 1 Preferred Stock Stated Value, plus any accrued but unpaid dividends if any, to and including the date fixed for redemption. In case of any redemption of less than all of Series 1 Preferred Stock by MIC, Series 1 Preferred Stock to be redeemed will be selected either pro rata or in such other manner as the Board may determine. If full cumulative dividends on all outstanding shares of Series 1 Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of Series 1 Preferred Stock may be redeemed, unless all outstanding shares of Series 1 Preferred Stock are simultaneously redeemed, and neither MIC nor any of our affiliates may purchase or otherwise acquire Series 1 Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series 1 Preferred Stock; provided, however, that the foregoing shall not prevent the redemption or purchase by MIC of Series 1 Preferred Stock pursuant to the ownership and transfer restrictions in the Charter.

If MIC (or its successor) chooses to redeem any shares of Series 1 Preferred Stock, MIC (or its successor) has the right, in its sole discretion, to pay the redemption price in cash or in equal value of Common Stock (or its successor), based on the volume weighted average price per share of Common Stock (or its successor) for the 20 trading days prior to the redemption, in exchange for Series 1 Preferred Stock.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of MIC, the holders of Series 1 Preferred Stock will be entitled to receive, in pari passu with the liquidation preferences of the holders of Series A Preferred Stock, junior to the holders of Series 2 Preferred Stock and in preference to the holders of Common Stock, an amount per share equal to 100% of the Series 1 Preferred Stock Stated Value, plus any accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of payment. A merger, acquisition or sale of all or substantially all of MIC’s assets or statutory share exchange will not be deemed to be a liquidation for purposes of the liquidation preference.

No Voting Rights. Holders of Series 1 Preferred Stock do not have any voting rights.

Transfer Restriction. None of the shares of Series 1 Preferred Stock may be sold or otherwise transferred unless the holder thereof delivers evidence, to MIC’s satisfaction, that such sale or other transfer of Series 1 Preferred Stock is made to an accredited investor solely in compliance with all federal and state securities laws. Any sale or transfer of Series 1 Preferred Stock made in violation of any federal or state securities laws shall be null and void. In addition, Series 1 Preferred Stock is subject to all of the other restrictions on ownership and transfer contained in the Charter. These provisions may restrict the ability of a holder of Series 1 Preferred Stock to convert such shares into Common Stock.

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Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of the Board to amend the Charter to increase or decrease the number of authorized shares of stock, to authorize MIC to issue additional authorized but unissued shares of Common Stock or preferred stock and to classify or reclassify unissued shares of Common Stock or preferred stock and thereafter to authorize MIC to issue such classified or reclassified shares of stock will provide MIC with increased flexibility in timely structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of stock, as well as the additional shares of Common Stock or preferred stock, will be available for issuance without further action by MIC stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which MIC securities may be listed or traded. Although the Board does not intend to do so, it could authorize MIC to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of Common Stock or otherwise be in MIC’s best interests or in the best interests of MIC stockholders.

Restrictions on Ownership and Transfer of Stock

In order for MIC to qualify as a REIT under the Code, shares of MIC stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which our election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of MIC’s stock may be owned, directly, indirectly, or through the application of certain constructive ownership rules, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which our election to be a REIT has been made). Legacy MIC previously was classified as a REIT but failed to qualify as a REIT beginning in its taxable year ending December 31, 2020. MIC, as Legacy MIC’s successor-in-interest, is prohibited from electing to qualify as a REIT until the fifth calendar year following the year in which Legacy MIC failed to qualify. Further, although the restrictions on ownership and transfer will apply from the date the Charter is filed, no guarantee can be made that MIC will satisfy the requirements to qualify as a REIT under the Code or make an election to qualify as a REIT with respect to any particular taxable year. MIC may elect to qualify as a REIT as early as the year ending December 31, 2025; however, no guarantee can be made that MIC will qualify for taxation as a REIT in such year or that MIC will make such election.

The Charter contains restrictions on the ownership and transfer of MIC’s stock that are intended to, among other purposes, assist us in complying with these requirements. The relevant sections of the Charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate outstanding shares of all classes and series of MIC’s stock or 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate outstanding shares of each class or series of MIC’s stock. We refer to these limits collectively as the ownership limits. A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of MIC’s stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Common Stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares (whichever is more restrictive) of the outstanding shares of Common Stock and thereby violate the ownership limit.

The Board may, prospectively or retroactively, waive either or both of the ownership limits and may establish a different ownership limit with respect to a particular stockholder if, among other limitations, it:

●	determines that the stockholder’s ownership in excess of the ownership limit would not result in MIC being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and

●	determines that, subject to certain exceptions, such person does not and will not own, actually or constructively, an interest in a tenant of MIC (or a tenant of any entity owned in whole or in part by MIC) that would cause MIC to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

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As a condition of its waiver or establishing a different ownership limit, the Board may, but is not required to, require (i) an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to the Board in order to determine or ensure MIC’s prospective or ongoing qualification as a REIT and/or (ii) such representations and/or undertakings as are necessary to make the determinations above. The Board may impose such conditions or restrictions as it deems appropriate in connection with such an exception. The Board has granted an exemption from the ownership limit to each of HS3, Harvest Small Cap and HSCP Master, entities controlled by Jeffrey B. Osher, a director of MIC.

In addition, persons who beneficially or constructively owned Common Stock in excess of the ownership limits set forth in the Charter on August 26, 2023 (the “Initial Date”), so long as, but only so long as, such persons beneficially owned Common Stock in excess of one or both of the ownership limits (the “Existing Holders”) are further exempted from the ownership limits and certain other restrictions on ownership and transfer, subject to certain conditions, up to such Existing Holder’s percentage of stock beneficially owned by the Existing Holder on the Initial Date unless otherwise adjusted by the Board (the “Existing Holder Limit”); provided that upon any Reduction Event, the Existing Holder Limit shall be the higher of (a) the percentage as adjusted by the Reduction Event and (b) the ownership limits, as applicable. The Board may decrease the Existing Holder Limit for one or more Existing Holders, except that a decreased Existing Holder Limit will not be effective for any person whose actual, beneficial or constructive ownership of MIC’s stock exceeds the ownership limits at the time of the decrease until the person’s actual, beneficial or constructive ownership of MIC’s stock falls below the ownership limits, although any further acquisition of MIC’s stock will violate the ownership limits.

In connection with a waiver of the ownership limits or at any other time, the Board may increase or decrease one or both of the ownership limits, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of MIC’s stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of MIC’s stock equals or falls below the decreased ownership limit, although any further acquisition of MIC’s stock will violate the decreased ownership limit. The Board may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer individuals to actually or beneficially own more than 49.9% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

The Charter further prohibits:

●	any person from actually, beneficially or constructively owning shares of MIC’s stock that could result in MIC being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause MIC to fail (prospectively or on an ongoing basis) to qualify as a REIT; and

●	any person from transferring shares of MIC’s stock if such transfer would result in shares of MIC’s stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of MIC’s stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of MIC’s stock described above must give written notice immediately to MIC or, in the case of a proposed or attempted transaction, provide MIC at least 15 days prior written notice, and provide MIC with such other information as MIC may request in order to determine the effect of such transfer on MIC’s prospective or ongoing qualification as a REIT.

The ownership limits and other restrictions on ownership and transfer of MIC’s stock described above apply even though MIC currently has not elected to qualify as a REIT. Such ownership limits and other restrictions on ownership and transfer of MIC’s stock described above will cease to apply if the Board determines that it is no longer in MIC’s best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for MIC to qualify as a REIT.

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Pursuant to the Charter, if any purported transfer of MIC’s stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by the Board, or would result in MIC being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations MIC selects. The prohibited owner will have no rights in shares of MIC’s stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to MIC’s discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or MIC being “closely held” (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of MIC’s stock would result in shares of MIC’s stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of MIC’s stock transferred to the trustee are deemed offered for sale to MIC, or MIC’s designee, at a price per share equal to the lesser of (1) the price per share paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sales price reported on the NYSE American on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last sale price reported on the NYSE American on the date MIC, or MIC’s designee, accepts such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. MIC has the right to accept such offer until the trustee has sold the shares of MIC’s stock held in the trust. Upon a sale to MIC, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If MIC does not buy the shares, the trustee must, within 20 days of receiving notice from MIC of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of MIC’s stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sales price reported on the NYSE American on the day of the event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery that shares of MIC’s stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

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The trustee will be designated by MIC and will be unaffiliated with MIC and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions MIC pays with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary. The prohibited owner will have no voting rights with regard to shares of MIC’s stock held by the trustee and, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

●	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

●	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust. However, if MIC has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If the Board determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of MIC’s stock set forth in the Charter, the Board may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing MIC to redeem shares of stock, refusing to give effect to the transfer on MIC’s books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of MIC’s stock, within 30 days after the end of each taxable year, must give written notice to MIC stating the name and address of such owner, the number of shares of each class and series of MIC’s stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide MIC with any additional information that MIC requests in order to determine the effect, if any, of the person’s actual or beneficial ownership on MIC’s prospective or ongoing qualification as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual, beneficial or constructive owner of shares of MIC’s stock and any person (including the stockholder of record) who is holding shares of MIC’s stock for an actual, beneficial or constructive owner must, on request, disclose to MIC such information as MIC may request in order to determine MIC’s prospective or ongoing qualification as a REIT and comply with requirements of any taxing authority or governmental authority or determine such compliance. Any certificates representing shares of MIC’s stock will bear a legend referring to the restrictions on ownership and transfer of MIC’s stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of MIC that might involve a premium price for Common Stock that MIC’s stockholders otherwise believe to be in their best interests.

Warrants

On August 25, 2021, Legacy MIC entered into the Warrant Agreement with Color Up, pursuant to which it issued the Legacy MIC Warrants to Color Up, to purchase up to 1,702,128 shares of Legacy MIC Common Stock, at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20,000,000. In connection with the Merger, upon the First Effective Time, the outstanding and unexercised Legacy MIC Warrants to purchase 1,702,128 shares of Legacy MIC Common Stock at an exercise price of $11.75 per share became Warrants to purchase 2,553,192 shares of Common Stock at an exercise price of $7.83 per share, exercisable as of the date of the Closing. On August 29, 2023, the Warrant Agreement was amended and restated by the Amended and Restated Warrant Agreement to (i) reflect the effects of the Merger and (ii) permit Color Up to exercise the Warrants on a cashless basis at Color Up’s option. In connection with the Color Up Distribution, Color Up distributed 2,553,192 Warrants to certain of its members for no consideration.

As of the date of this prospectus, MIC has 2,553,192 Warrants outstanding to purchase up to 2,553,192 shares of Common Stock.

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Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or our Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we are required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or our Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of our Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the recent consummation of the Merger, we are no longer a shell company, and, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Common Stock and the shares of Preferred Stock is Continental Stock Transfer & Trust Company.

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CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following is a summary of some of the general terms of our Charter and Bylaws. You should read our Charter and Bylaws and the applicable provisions of Maryland law for complete information on our Charter and Bylaws. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Charter and Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the MGCL. See “Where You Can Find More Information.”

Board of Directors

The Charter and Bylaws provide that the number of directors we have may be established only by the Board but may not be fewer than the minimum number required under the MGCL, which is one, and the Bylaws provide that the number of our directors may not be more than 15. The Board currently consists of seven directors.

We have elected by a provision of the Charter to be subject to provisions of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Each member of the Board is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors.

The Charter provides that a director may be removed only for “cause,” and only by the affirmative vote of a majority of the votes entitled to be cast in the election of directors. For this purpose, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Advance Notice of Director Nominations and New Business

The Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the Board and the proposal of other business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by any stockholder who was a stockholder of record at the record date set by the Board for the purposes of determining stockholders entitled to vote at the annual meeting, at the time of provision of notice and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in the Bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in our notice of the special meeting may be brought before the meeting. Nominations of individuals for election to the Board may be made only (a) by or at the direction of the Board or (b) provided that the meeting has been called in accordance with the Bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date set by the Board for the purposes of determining stockholders entitled to vote at the special meeting, at the time of provision of notice and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the special meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in the Bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Eastern Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting.

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The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford the Board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by the Board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although the Bylaws do not give the Board the power to disapprove timely stockholder nominations and proposals, the Bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to the Board or to approve its own proposal.

Limitation of Liability and Indemnification of Directors and Officers and Others

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The Charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless the Charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to or in which he or she is made a party or witness by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

●	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Charter obligates us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●	any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

●	any individual who, while a director or officer of MIC and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

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The Charter also permits us, with the approval of the Board, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of ours.

We entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stockholder Liability

Under Maryland law, a stockholder is generally not personally liable for the obligations of a corporation formed under Maryland law solely as a result of his or her status as a stockholder.

Forum for Certain Disputes

The Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any “Internal Corporate Claim” as defined by the MGCL, (b) any derivative action or proceeding brought on our behalf other than actions arising under the federal securities laws, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or the Charter or the Bylaws or (e) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine and no such action may be brought in any court sitting outside of the State of Maryland unless we consent in writing to the selection of any such court. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock will be deemed to have notice of and consented to the provisions of the Charter and Bylaws, including the exclusive forum provisions in the Bylaws. However, it is possible that a court could find the exclusive forum provision to be inapplicable or unenforceable. This choice of forum provision may limit a stockholder’s right to bring a claim in a judicial forum that the stockholder believes is favorable for such claims and may tend to discourage lawsuits against us and any of our directors, officers or other employees. We believe that requiring these claims to be filed in a single court in Maryland is advisable because (i) litigating these claims in a single court avoids unnecessarily redundant, inconvenient, costly and time-consuming litigation in multiple forums; (ii) Maryland judges have more experience in dealing with issues of Maryland corporate law than judges in any other state; and (iii) Maryland courts are authoritative on matters of Maryland law.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The MGCL permits the Board to provide that its approval is subject to compliance with any terms and conditions determined by it.

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These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, by resolution of the Board, we have opted out of the business combination provisions of the MGCL and provide that any business combination between us and any other person is exempt from the business combination provisions of the MGCL, provided that the business combination is first approved by the Board (including a majority of directors who are not affiliates or associates of such person).

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (a) a person who makes or proposes to make a control share acquisition, (b) an officer of the corporation or (c) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), that would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved).

Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

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Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide for:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

The Charter provides that vacancies on the Board may be filled only by the remaining directors and that directors elected by the Board to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the Charter and Bylaws unrelated to Subtitle 8, we already (a) vest in the Board the exclusive power to fix the number of directorships and (b) require, unless called by our chair of the Board, our chief executive officer, our president or the Board, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Under the Bylaws, annual meetings of stockholders will be held each year at a date, time and place determined by the Board. Special meetings of stockholders may be called by the Board, chair of the Board, the chief executive officer or the president. Additionally, subject to the provisions of the Bylaws, special meetings of the stockholders must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Amendments to the Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for those amendments permitted to be made without stockholder approval under Maryland law or the Charter, the Charter generally may be amended only if the amendment is first declared advisable by the Board and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

The Board has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new bylaws.

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Transactions Outside the Ordinary Course of Business

Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The Charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The Charter and Bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of Common Stock or otherwise be in the best interests of our stockholders, including advance notice requirements for director nominations and other stockholder proposals. Likewise, if the provision in the Bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

REIT Qualification

The Charter provides that, if we elect to qualify for federal income tax treatment as a REIT, the Board may revoke or otherwise terminate our REIT status under the Code, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, for taxation as a REIT. The Charter also provides that the Board may determine that compliance with the restrictions on ownership and transfer of our stock is no longer required for us to qualify for taxation as a REIT.

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THE OPERATING COMPANY AND THE OPERATING AGREEMENT

The following summary of certain provisions of the Operating Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and the Operating Agreement.

General

We conduct our business through a traditional umbrella structure, in which our properties are owned by the Operating Company. We were initially formed in June 2015 as a Maryland limited partnership and converted into a Delaware limited liability company immediately prior to consummation of the Merger. We are a member of the Operating Company. The Operating Company is managed under the direction of a two-member board of directors which currently consists of Mr. Chavez and Ms. Hogue.

Substantially all of our assets are held by, and all of our business activities, including all activities pertaining to the acquisition or disposition of properties, are conducted through, the Operating Company. We do not intend to list any Common Units on any exchange or any national market system.

Provisions in the Operating Agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of the Operating Company without the concurrence of the board of directors of the Operating Company (the “board”). These provisions include, among others:

●	redemption rights of members and certain assignees of Common Units;

●	transfer restrictions on Common Units and other company interests;

●	a requirement that, so long as we own any units of the Operating Company, we will have the right to appoint one individual to the board;

●	a requirement that the Operating Agreement may not be amended without our consent and the board may cause the Operating Company to issue preferred membership interests in the Operating Company with terms that it may determine, in either case, without the approval or consent of any member; and

●	the right of the members to consent to certain transfers of our membership interests in the Operating Company (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise).

Purpose, Business and Management

The Operating Company was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Delaware Limited Liability Company Act (the “Act”). The Operating Company may enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement and may own interests in any other entity engaged in any business permitted by or under the Act, subject to any consent rights set forth in the Operating Agreement.

Except as otherwise expressly provided in the Operating Agreement and subject to the rights of holders of any class or series of membership interests in the Operating Company, all management powers over the business and affairs of the Operating Company are exclusively vested in the board of the Operating Company. The board consists of two members. One director, Mr. Chavez, was appointed by us and the other director, Ms. Hogue, was appointed by the consent of the Non-MIC Members (as defined in the Operating Agreement). A director may be removed at any time, with or without cause, by the member or members authorized to appoint such director. The director appointed by us will have the power to cast two votes with respect to any matter presented to the board. The director appointed by the Non-MIC Members will have the power to cast one vote with respect to any matter presented to the board.

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Restrictions on the Board’s Authority

The Operating Agreement prohibits the board from taking any action that would make it impossible to carry out the ordinary business of the Operating Company or performing any act that would subject a member to liability except as provided under the Operating Agreement or under the Act. We may not, without the consent of a majority in interest of the Non-MIC Members, voluntarily withdraw as a member except in connection with a permitted transfer of all of our membership interests in the Operating Company or in connection with a termination transaction and, in each case, upon the admission of the transferee as a successor member of the Operating Company pursuant to the Act and the Operating Agreement. In addition, we may not, without the consent of a majority in interest of the common members, transfer all or any portion of our membership interests in the Operating Company to non-affiliates, subject to the exceptions described in the section titled “ —Transfers of Membership Interests—Restrictions on Transfers by MIC.”

Without the consent of each affected member or in connection with a transfer of all of our membership interests in the Operating Company in connection with a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets or a reclassification, recapitalization or change in our outstanding shares of stock permitted without the consent of the members as described in the section titled “—Transfers of Membership Interests—Restrictions on Transfers by MIC,” or a permitted termination transaction, we may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts the board, the directors or the Operating Company from performing our or its specific obligations in connection with a redemption of units or that expressly prohibits or restricts a member from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the Operating Agreement, we may not, without the consent of each affected member, amend the Operating Agreement or take any other action that would:

●	adversely modify in any material respect the limited liability of a member;

●	alter the rights of any member to receive the distributions to which such member is entitled, or alter the allocations specified in the Operating Agreement, except to the extent permitted by the Operating Agreement, including in connection with the creation or issuance of any new class or series of membership interests or to effect or facilitate a permitted termination transaction;

●	alter or modify the redemption or conversion rights of holders of Common Units (except as permitted under the Operating Agreement to effect or facilitate a permitted termination transaction); or

●	amend the provisions of the Operating Agreement requiring the consent of each affected member before taking any of the actions described above or the related definitions specified in the Operating Agreement (except as permitted under the Operating Agreement to effect or facilitate a permitted termination transaction).

Any amendment to the Operating Agreement also requires our consent. In addition, pursuant to the Operating Agreement, we may not consummate (a) a termination transaction; (b) a merger, consolidation or other combination of the assets of the Operating Company with another entity or (c) a sale of all or substantially all of the assets of the Operating Company, in each case which transaction is submitted for the approval of our stockholders, without notice to the common members and consent of the holders of the Common Units at the same percentage as would be required by our stockholders to approve such matter. This restriction on us shall terminate on the first date on which Bombe and its affiliates who are members of the Operating Company, and any of their respective affiliates, own less than 9.8% of the aggregate number of shares of Common Stock and Common Units acquired by Bombe and its affiliates on August 26, 2021, pursuant to the Purchase and Contribution Agreement.

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Additional Members

The board may cause the Operating Company to issue additional units in one or more classes or series or other membership interests and to admit additional members to the Operating Company from time to time, on such terms and conditions and for such capital contributions as the board may establish in its sole and absolute discretion, without the approval or consent of any member.

The Operating Agreement authorizes the Operating Company to issue Class A Units, Common Units, Performance Units, LTIP Units and preferred units, and the Operating Company may issue additional membership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as the board may determine, in its sole and absolute discretion, without the approval of any member or any other person. Without limiting the generality of the foregoing, the board may specify, as to any such class or series of membership interests, the allocations of items of income, gain, loss, deduction and credit to each such class or series of membership interests.

Ability to Engage in Other Businesses; Conflicts of Interest

The Operating Agreement provides that we may not conduct any business other than in connection with the ownership, acquisition and disposition of membership interests, the management of the business and affairs of the Operating Company, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT (if applicable), the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to the Operating Company or its assets or activities and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to the Operating Company whether as capital contributions, loans or otherwise, as appropriate, in exchange for additional membership interests in the Operating Company. We may, however, in the sole and absolute discretion of the board, from time to time hold or acquire assets in our own name or otherwise other than through the Operating Company so long as we take commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in the Operating Company.

In addition, the Operating Agreement provides that the members agree that (i) the directors of the Operating Company are acting for the benefit of the Operating Company, the members and our stockholders collectively and (ii) notwithstanding any duty otherwise existing at law or equity, in the event of a conflict between the interests of the Operating Company or any member, on the one hand, and our and our stockholders’ separate interests, on the other hand, the directors may give priority to our or our stockholders’ separate interests (including, without limitation, with respect to tax consequences to members, assignees or our stockholders), and, in the event of such a conflict, any action or failure to act on the part of the directors (or our directors, officers or agents) that gives priority to our or our stockholders’ separate interests that does not result in a violation of the contract rights of the members under the Operating Agreement does not violate any other duty owed by the directors to the Operating Company and/or the members.

Distributions

The Operating Company will distribute such amounts, at such times, as the board may in its sole and absolute discretion determine:

●	first, with respect to any membership interests that are entitled to any preference in distribution, including the preferred units, in accordance with the rights of such class(es) of membership interests, and, within each such class, among the holders pro rata in proportion to their respective percentage interests of such class; and

●	second, with respect to any membership interests that are not entitled to any preference in distribution, including the Common Units and, except as described below with respect to liquidating distributions and as may be provided in any incentive award plan or any applicable award agreement and the LTIP Units and Performance Units, in accordance with the rights of such class(es) of membership interests, and, within such class, among the holders, pro rata in proportion to their respective percentage interests in such class of membership interests held.

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Exculpation and Indemnification

The Operating Agreement provides that a member is not liable to the Operating Company for any action or omission taken in his or her capacity as a member, for the debts or liabilities of the Operating Company or for the obligations of the Operating Company under the Operating Agreement, except for liability for fraud, willful misconduct or gross negligence, or pursuant to any express indemnity given to the Operating Company by the member. The Operating Agreement contains a provision that eliminates the liability of the directors and officers of the Operating Company to the Operating Company, any members or any assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if such director or officer, as applicable, acted in good faith. The Operating Agreement also provides that any of our obligations or liabilities that may arise at any time under the Operating Agreement or any other instrument, transaction or undertaking contemplated by the Operating Agreement will be satisfied, if at all, out of our assets or the assets of the Operating Company only, and no such obligation or liability will be personally binding upon any of our directors, stockholders, officers, employees or agents.

In addition, the Operating Agreement requires the Operating Company to indemnify its directors, officers or employees and any other person designated by the board against any and all losses, claims, damages, liabilities, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the Operating Company, unless (i) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful or (iii) such person actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of the Operating Agreement. The Operating Company must also pay or reimburse the reasonable expenses of any such person in advance of a final disposition of the proceeding upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking by or on behalf of the person to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. The Operating Company is not permitted to indemnify or advance funds to any person (a) with respect to any action initiated by the person seeking indemnification without the board’s approval (except for any proceeding brought to enforce such person’s right to indemnification under the Operating Agreement) or (b) if the person is found to be liable to the Operating Company on any portion of any claim in the action.

Redemption Rights of Qualifying Parties

Beginning six months after first acquiring Common Units, each member and some assignees of members will have the right, subject to the terms and conditions set forth in the Operating Agreement, to require the Operating Company to redeem all or a portion of the Common Units held by such member or assignee in exchange for a cash amount per Common Unit equal to the value of one share of Common Stock, determined in accordance with and subject to adjustment under the Operating Agreement. The Operating Company’s obligation to redeem Common Units does not arise and is not binding upon the Operating Company until the sixth business day after we receive the holder’s notice of redemption or, if earlier, the day we notify the holder seeking redemption that we have declined to acquire some or all of the Common Units tendered for redemption in exchange for Common Stock.

On or before the close of business on the fifth business day after a holder of Common Units gives notice of redemption to us, we may, in our sole and absolute discretion but subject to the restrictions on the ownership and transfer of our shares of stock set forth in our Charter and described in “Description of Securities—Restrictions on Ownership and Transfer of Stock” in this prospectus, elect to acquire some or all of the Common Units tendered for redemption from the tendering party in exchange for shares of Common Stock, based on an exchange ratio of one share of Common Stock for each Common Unit, subject to adjustment as provided in the Operating Agreement. The Operating Agreement does not require us to register, qualify or list any share of Common Stock issued in exchange for Common Units with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange.

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Transfers of Membership Interests

Restrictions on Transfers by the Members. Until the expiration of six months after the date on which a member acquires an membership interest, the member generally may not directly or indirectly transfer all or any portion of such membership interest without the board’s consent, which it may give or withhold in its sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of membership interests to lending institutions in connection with bona fide loans. After the expiration of such initial holding period, the member will have the right to transfer all or any portion of its membership interest without the board’s consent to any person that is an “accredited investor,” within meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to us, subject to the satisfaction of conditions specified in the Operating Agreement, including minimum transfer requirements and our right of first refusal.

Restrictions on Transfers by MIC. Except as described below, any transfer of all or any portion of our interest in the Operating Company, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of a majority in interest of the common members (excluding us, if we are a common member, and any common member 50% or more of whose equity is owned, directly or indirectly, by us). Subject to the rights of holders of any class or series of membership interests, we may not, without the consent of Non-MIC Members, transfer all of our interest in the Operating Company in connection with (a) a merger, consolidation or other combination of our or the Operating Company’s assets with another entity, (b) a sale of all or substantially all of our or the Operating Company’s assets not in the ordinary course of the Operating Company’s business or (c) a reclassification, recapitalization or change of any of our outstanding shares of Common Stock or other outstanding equity interests other than in connection with a stock split, reverse stock split, stock dividend, change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of our stockholders (each, a “Termination Transaction”), unless:

●	in connection with such Termination Transaction, all of the common members will receive, or will have the right to elect to receive, for each unit an amount of cash, securities and/or other property equal to the product of the Adjustment Factor (as defined in the Operating Agreement) and the greatest amount of cash, securities or other property paid to a holder of one share of Common Stock in consideration of one share of common stock pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of common stock, each holder of units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of units would have received had it exercised its right to redemption and received shares of common stock in exchange for its units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

●	all of the following conditions are met: (a) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Operating Company or another limited liability company or limited partnership which is the survivor of a merger, consolidation or combination of assets with the Operating Company, (b) the common members that held Common Units immediately prior to such Termination Transaction own a percentage interest of the surviving entity based on the relative fair market value of the net assets of the Operating Company and the other net assets of the surviving entity immediately prior to the consummation of such transaction; (c) the rights, preferences and privileges of the common members in the surviving entity are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving entity; and (d) the rights of the common members include at least one of the following: (i) the right to redeem their interests in the surviving entity for the consideration available to such persons pursuant to the Operating Agreement or (ii) the right to redeem their interests in the surviving entity for cash on terms substantially equivalent to those in effect with respect to their Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the surviving entity has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the shares of Common Stock.

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We may also transfer all (but not less than all) of our interest in the Operating Company to an affiliate of us without the consent of any Non-MIC Members, subject to the rights of holders of any class or series of membership interests.

In addition, any transferee of our interest in the Operating Company must be admitted as a member of the Operating Company, assume, by operation of law or express agreement, all of our obligations under the Operating Agreement, accept all of the terms and conditions of the Operating Agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a member.

Term

The term of the Operating Company will continue indefinitely until dissolution upon the first to occur of any of the following:

●	an election to dissolve the Operating Company made by the board in its sole and absolute discretion, with consent of the common members;

●	entry of a decree of judicial dissolution of the Operating Company pursuant to the Act; or

●	the termination of the legal existence of the last remaining member of the Operating Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Operating Company in the Operating Company unless the Operating Company is continued without dissolution in a manner permitted by the Operating Agreement or the Act.

LTIP Units

The Operating Company is authorized to issue a class of units of membership interests designated as LTIP Units. As of December 31, 2024, there were 661,204 LTIP Units outstanding, subject to vesting requirements. The board may cause the Operating Company to issue LTIP Units to persons who provide services to or for the benefit of the Operating Company, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as members of the Operating Company without the approval or consent of any member. Further, the board may cause the Operating Company to issue LTIP Units in one or more classes or series, with such terms as the board may determine, without the approval or consent of any member. LTIP Units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the LTIP Units.

Distributions. Holders of LTIP Units shall be entitled to receive distributions in an amount per LTIP Unit equal to the amount that would have been payable if such LTIP Unit had been a Common Unit, except that distributions payable to the holders of LTIP Units upon the liquidation, dissolution or winding up of the Operating Company may not exceed the positive capital account balances attributable to the LTIP Units.

Conversion Rights. Vested LTIP Units are convertible at the option of each member and some assignees of the members (in each case, that hold vested LTIP Units) into Common Units, upon notice to us and the Operating Company, to the extent that the capital account balance of the LTIP unitholder with respect to all of his or her LTIP Units is at least equal to our capital account balance with respect to an equal number of Common Units. The board may cause the Operating Company to convert vested LTIP Units eligible for conversion into an equal number of Common Units at any time, upon at least 10 and not more than 60 days’ notice to the holder of the LTIP Units.

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If we or the Operating Company are party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which Common Units are exchanged for or converted into the right, or holders of Common Units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause the Operating Company to convert any vested LTIP Units then eligible for conversion into Common Units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. The Operating Company must use commercially reasonable efforts to cause each member (other than a party to such a transaction or an affiliate of such a party) holding LTIP Units that will be converted into Common Units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such Common Units that each holder of Common Units receives in the transaction.

Transfer. Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP Units, LTIP Units are transferable to the same extent as Common Units, as described above in the section titled “ —Transfers of Membership Interests.”

Voting Rights. Members holding LTIP Units are entitled to vote together as a class with members holding Common Units and Performance Units on all matters on which members holding Common Units are entitled to vote or consent, and may cast one vote for each LTIP Unit so held.

Adjustment of LTIP Units. If the Operating Company takes certain actions, including making a distribution of units on all outstanding Common Units, combining or subdividing the outstanding Common Units into a different number of Common Units or reclassifying the outstanding Common Units, the board must adjust the number of outstanding LTIP Units or subdivide or combine outstanding LTIP Units to maintain a one-for-one conversion ratio and economic equivalence between Common Units and LTIP Units.

Performance Units

The Operating Company is authorized to issue a class of units of membership interest designated as Performance Units. As of December 31, 2024, there were 2,250,000 Performance Units outstanding, subject to vesting requirements. The board may cause the Operating Company to issue Performance Units in one or more classes or series, with such terms as the board may determine, to persons who provide services to or for the benefit of the Operating Company, for such consideration or for no consideration as the board may determine to be appropriate, and the board may admit such persons as members of the Operating Company without the approval or consent of any member. Performance Units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the Performance Units.

Distributions. Holders of vested Performance Units shall be entitled to receive distributions in an amount per Performance Unit equal to the amount that would have been payable if such Performance Unit had been a Common Unit and holders of unvested Performance Units shall be entitled to receive distributions in an amount per Performance Unit equal to the product of the distribution made to the holders of Common Units per Common Unit multiplied by 10%, except that distributions payable to the holders of Performance Units upon the liquidation, dissolution or winding up of the Operating Company may not exceed the positive capital account balances attributable to the Performance Units.

Conversion Rights. Vested Performance Units are convertible at the option of each member and some assignees of members (in each case, that hold vested Performance Units) into Common Units, and the board may also cause the Operating Company to convert vested Performance Units eligible for conversion into an equal number of Common Units, in each case subject to certain limitations.

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If we or the Operating Company is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which Common Units are exchanged for or converted into the right, or holders of Common Units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause the Operating Company to convert any vested Performance Units then eligible for conversion into Common Units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. The Operating Company must use commercially reasonable efforts to cause each member (other than a party to such a transaction or an affiliate of such a party) holding Performance Units that will be converted into Common Units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such Common Units that each holder of Common Units receives in the transaction.

Transfer. Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of Performance Units, Performance Units are transferable to the same extent as Common Units, as described above in “ —Transfers of Membership Interests.”

Voting Rights. Members holding Performance Units are entitled to vote together as a class with members holding Common Units and LTIP Units on all matters on which members holding Common Units are entitled to vote or consent, and may cast one vote for each Performance Unit so held.

Adjustment of Performance Units. If the Operating Company takes certain actions, including making a distribution of units on all outstanding Common Units, combining or subdividing the outstanding Common Units into a different number of Common Units or reclassifying the outstanding Common Units, the board must adjust the number of outstanding Performance Units or subdivide or combine outstanding Performance Units to maintain a one-for-one conversion ratio and economic equivalence between Common Units and Performance Units.

Series A and Series 1 Preferred Units

As of December 31, 2024, there were 1,949 Series A Convertible Redeemable Preferred Units, or Series A Preferred Units, and 18,165 Series 1 Convertible Redeemable Preferred Units, or Series 1 Preferred Units, issued and outstanding and the Operating Company owned 100% of the outstanding Series A Preferred Units and Series 1 Preferred Units. Series A Preferred Units and Series 1 Preferred Units rank senior to the Common Units, LTIP Units, Performance Units and Class A Units. Holders of Series A Preferred Units are entitled to receive preferential cash distributions at an annual rate of 5.75% on the stated value of $1,000 per Series A Preferred Unit, and holders of Series 1 Preferred Units are entitled to receive preferential cash distributions at an annual rate of 5.50% on the stated value of $1,000 per Series 1 Preferred Unit. Holders of Series A Preferred Units and Series 1 Preferred Units are also entitled to receive a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Operating Company that are substantially similar to those of the Series A Preferred Stock and Series 1 Preferred Stock. Series A Preferred Units and Series 1 Preferred Units are also subject to redemption by the Operating Company in connection with our acquisition of Series A Preferred Stock and Series 1 Preferred Stock. See “Description of Securities—Shares of Preferred Stock.” The Series A Preferred Units and Series 1 Preferred Units are not listed on any exchange nor are they quoted on any national market system.

Conversion Rights. Series A Preferred Units and Series 1 Preferred Units will be converted into Common Units, in the event of a conversion of Series A Preferred Units and Series 1 Preferred Units, as applicable, at the option of holders of Series A Preferred Stock and Series 1 Preferred Stock pursuant to the Charter designating the terms of the Series A Preferred Stock and Series 1 Preferred Stock, as described above in “Description of Securities—Shares of Preferred Stock.”

Transfer. Series A Preferred Units and Series 1 Preferred Units are transferrable to the same extent as Common Units, as described above in “ —Transfers of Partnership Interests—Restrictions on Transfers by MIC.”

Voting Rights. We will not have any voting or consent rights in respect of its membership interest represented by the Series A Preferred Units and Series 1 Preferred Units.

Class A Units

As of December 31, 2024, there were no Class A Units outstanding.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders and Non-U.S. Holders (each as defined below) of Common Stock and/or Warrants. This section applies only to persons that hold their Common Stock and/or Warrants as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is a summary only and does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies or REITs;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares, as applicable;

●	persons that acquired Common Stock and/or Warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our Common Stock and/or Warrants as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations;

●	passive foreign investment companies; or

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock and/or Warrants being taken into account in an applicable financial statement.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

It is expected that Congress will enact significant tax legislation during the 2025 calendar year. At this time, it is difficult to discern the impact of such legislation on current law. We cannot predict whether, when or to what extent new federal tax laws will be adopted. Any of such legislative action may prospectively or retroactively modify our tax treatment and/or the tax treatment of our investors.

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We have not and do not intend to seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made in the following discussion. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our Common Stock and/or Warrants through such entities. If any entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our Common Stock and/or Warrants, the tax treatment of such partnership and any person treated as a partner of such partnership will generally depend on the status and activities of the partner and the activities of the partnership. Partnerships holding our Common Stock and/or Warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the ownership of our Common Stock and/or Warrants.

MIC may elect to qualify as a REIT as early as the year ending December 31, 2025; however, no guarantee can be made that MIC will qualify for taxation as a REIT in such year or that MIC will make such election. The below discussion is limited to the U.S. federal income tax considerations related to the ownership of our Common Stock and Warrants assuming that, at all relevant times, MIC is taxable as a C corporation for U.S. federal income tax purposes. If MIC elects to qualify as a REIT in future years, the tax consequences to holders of our Common Stock and Warrants may differ materially from the tax consequences described herein.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP OF OUR COMMON STOCK AND/OR WARRANTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of our Common Stock and/or Warrants that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia or otherwise treated as a U.S. tax resident for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Non-U.S. Holders

As used herein, a “Non-U.S. Holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of our Common Stock and/or Warrants that is not a U.S. Holder.

Taxation of U.S. Holders of Common Stock

Taxation of Distributions. Distributions received by a U.S. Holder generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a U.S. Holder that is a taxable corporation generally may qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided that certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that should be subject to tax at the tax rate accorded to long-term capital gains.

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Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock, as discussed below under “—Taxation of U.S. Holders of Common Stock—Disposition (Other than a Redemption) of Common Stock.”

Disposition (Other than a Redemption) of Common Stock. In general, upon a disposition (other than a redemption) of Common Stock, a U.S. Holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. Holder’s adjusted tax basis in such Common Stock. A U.S. Holder’s adjusted tax basis in our Common Stock generally will equal the U.S. Holder’s acquisition cost; a U.S. Holder who receives Common Stock pursuant to the exercise of Warrants will determine the U.S. Holder’s adjusted tax basis in the Common Stock so received in accordance with the discussions below regarding “Taxation of U.S. Holders of the Warrants.”

Gain or loss on the disposition of Common Stock will be long-term capital gain or loss if the U.S. Holder has held the stock for more than one year and otherwise will be short-term capital gain or loss. All or a portion of any loss that a U.S. Holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. Holder purchases the same type of stock within 30 days before or after the disposition. The deductibility of capital losses is subject to certain limitations (discussed below—see “—Taxation of U.S. Holders Generally—Tax Rates”).

Redemption of Common Stock. In general, upon a redemption of Common Stock, the treatment of the transaction for U.S. federal income tax purposes will depend on whether any of the “dividend non-equivalence tests” are satisfied with respect to the redemption. The “dividend non-equivalence tests” are as follows:

●	the U.S. Holder’s percentage of our total outstanding voting shares that it actually and constructively owns immediately following the distribution is less than 80% of the percentage of our total outstanding voting shares that it actually and constructively owns immediately before the distribution and the U.S. Holder has a similar reduction in its percentage ownership of our total outstanding Common Stock and the U.S. Holder actually and constructively owns less than 50% of our total outstanding voting shares;

●	as a result of the distribution, the U.S. Holder no longer actually or constructively owns any of our outstanding shares of stock; or

●	the distribution results in a meaningful reduction of the U.S. Holder’s proportionate interest in our stock (which is determined based on the U.S. Holder’s particular facts and circumstances; however, in certain circumstances, in the case of a stockholder holding a small minority (e.g., less than 1%) of our stock, even a small reduction of a U.S. Holder’s proportionate interest in our stock may satisfy this test).

In determining whether one of the “dividend non-equivalence tests” is satisfied, a U.S. Holder must take into account not only shares of our stock that such U.S. Holder actually owns, but also shares of our stock that such U.S. Holder constructively owns, including shares of our stock actually owned, and in some cases constructively owned, by certain related individuals and certain entities in which the U.S. Holder has an interest, or that have an interest in the U.S. Holder. Contemporaneous dispositions or acquisitions of shares by a U.S. Holder (or persons or entities related to such U.S. Holder) may be deemed to be part of a single integrated transaction which will be taken into account in determining whether any of the “dividend non-equivalence tests” have been satisfied. For example, if a U.S. Holder sells shares of Common Stock to persons other than us at or about the time we redeem shares of Common Stock held by a U.S. Holder, and these transactions are part of an overall plan to reduce or terminate such U.S. Holder’s proportionate interest in our stock, then the sales to persons other than us may, for U.S. federal income tax purposes, be integrated with the U.S. Holder’s redemption of Common Stock and, if integrated, should be taken into account in determining whether a U.S. Holder satisfies any of the “dividend non-equivalence tests” described above.

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If any such test is satisfied, a U.S. Holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. Holder’s adjusted tax basis in such Common Stock. A U.S. Holder’s adjusted tax basis in our Common Stock generally will equal the U.S. Holder’s acquisition cost; a U.S. Holder who receives Common Stock pursuant to the exercise of a Warrant will determine the U.S. Holder’s adjusted tax basis in the Common Stock so received in accordance with the discussions below regarding “—Taxation of U.S. Holders of the Warrants.” Any gain or loss that a U.S. Holder recognizes in connection with receipt of the redemption generally will be long-term capital gain or loss if the U.S. Holder has held the stock for more than one year and otherwise will be short-term capital gain or loss. All or a portion of any loss that a U.S. Holder realizes upon a taxable redemption of the stock may be disallowed if the U.S. Holder purchases the same type of stock within 30 days before or after the redemption. The deductibility of capital losses is subject to certain limitations (discussed below—see “—Taxation of U.S. Holders Generally—Tax Rates”).

If none of the “dividend non-equivalence tests” described above are satisfied, the redemption proceeds generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a U.S. Holder that is a taxable corporation generally may qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided that certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that should be subject to tax at the tax rate accorded to long-term capital gains.

Redemption proceeds in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock, as discussed above under “—Taxation of U.S. Holders of Common Stock—Disposition (Other than a Redemption) of Common Stock.”

Taxation of U.S. Holders of the Warrants

Possible Constructive Distributions. The terms of the Warrants provide for an adjustment to the number of shares of Common Stock for which the Warrants may be exercised or to the exercise price of the Warrants on the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. U.S. Holders of our Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrants), including as a result of a distribution of cash or other property to the holders of shares of our Common Stock that is taxable to such holders of such shares as a distribution. Any constructive distribution received by a U.S. Holder would be subject to tax in the same manner as distributions, as described above in “—Taxation of U.S. Holders of Common Stock—Taxation of Distributions” in an amount equal to the fair market value of such increased interest resulting from the adjustment. Generally, a U.S. Holder’s adjusted tax basis in its Warrants would be increased to the extent any such constructive distribution is treated as a dividend.

Sale or Disposition of the Warrants (Other than by Exercise or Lapse). Upon the sale or other taxable disposition of the Warrants (other than by exercise or lapse), a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Warrants. If we redeem Warrants for cash or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder. A U.S. Holder’s tax basis in any Warrants generally will equal the U.S. Holder’s acquisition cost of the Warrants. Capital gain or loss on the sale or disposition of the Warrants (other than by exercise or lapse) will be long-term capital gain or loss if the U.S. Holder’s holding period in such Warrants is more than one year at the time of the sale or other taxable disposition. The deductibility of capital losses is subject to certain limitations (discussed below—see “—Taxation of U.S. Holders Generally—Tax Rates”).

Exercise of Warrants. A U.S. Holder will generally not be required to recognize income, gain or loss upon the exercise of Warrants. A U.S. Holder’s tax basis in Common Stock received upon exercise of Warrants for cash will be equal to the sum of (1) the U.S. Holder’s adjusted tax basis in the Warrants exchanged therefor (generally, the acquisition cost of such Warrants) and (2) the exercise price of such Warrants. Whether a U.S. Holder’s holding period for the Common Stock received upon exercise of Warrants would commence on the date of exercise of such Warrants or the day following the date of exercise of such Warrants may depend on the facts and circumstances regarding the U.S. Holder’s acquisition of such Warrants; however, in either case the holding period will not include the period during which the U.S. Holder held such Warrants. Once exercised, the U.S. Holders will be subject to tax consequences with respect to their ownership of Common Stock acquired via such Warrants as discussed above under “—Taxation of U.S. Holders of Common Stock.”

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In certain circumstances, Warrants may be exercisable on a cashless basis. The U.S. federal income tax treatment of an exercise of Warrants on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of Warrants on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the Common Stock received.

Lapse of the Warrants. If Warrants expire without being exercised, a U.S. Holder should recognize a capital loss in an amount equal to such U.S. Holder’s adjusted tax basis in the Warrants. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in such Warrants is more than one year. The deductibility of capital losses is subject to certain limitations (discussed below—see “—Taxation of U.S. Holders Generally—Tax Rates”).

Taxation of U.S. Holders Generally

Amounts Treated as Capital Gain. Any amounts that are treated pursuant to the discussion above as capital gain generally will be treated as long-term capital gain if the U.S. Holder’s holding period is greater than one year at the time of the exchange.

Amounts Treated as Dividend Income. Any amounts that are treated pursuant to the discussion above as dividend income generally will be taxable to a non-corporate U.S. Holder at long-term capital gains rates as such amounts should constitute “qualified dividend income” subject to such favorable rates.

Tax Rates. In general, the maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. Short-term capital gain (i.e., the gain on capital assets held for one year or less) of non-corporate taxpayers is subject to tax at the same U.S. federal income tax rates as ordinary income. The maximum U.S. federal income tax rate on ordinary income for non-corporate taxpayers with income exceeding certain thresholds is currently 37%. All income and gain of corporate taxpayers is subject to tax at the same U.S. federal income tax rate (currently, 21%). In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Non-U.S. Holders of Common Stock

Taxation of Distributions. Distributions received by a Non-U.S. Holder generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. In such event, subject to the discussion below regarding FIRPTA (as defined and discussed below under “—Foreign Investment in Real Property Tax Act”), such amounts generally will be subject to U.S. federal income tax withholding at the rate of 30% on the gross amount of any such amount unless either:

●	a lower treaty rate applies and the Non-U.S. Holder furnishes a validly executed IRS Form W-8BEN or W-8BEN-E (or equivalent thereof) evidencing eligibility for that reduced rate to the applicable withholding agent; or

●	the Non-U.S. Holder furnishes an IRS Form W-8ECI to the applicable withholding agent claiming that such amount is effectively connected income.

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If an amount treated as dividend income for U.S. federal income tax purposes is also treated as income that is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (referred to as “effectively connected income” or “ECI”), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such ECI at graduated rates. A Non-U.S. Holder that is a corporation also may be subject to the 30% branch profits tax with respect to such ECI (subject to certain adjustments, unless reduced or eliminated by an applicable tax treaty.

Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in the Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock, as discussed below under “—Taxation of Non-U.S. Holders of Common Stock—Sale, Exchange or Other Taxable Disposition (Other than a Redemption) of Common Stock.”

Sale, Exchange or Other Taxable Disposition (Other than a Redemption) of Common Stock. MIC expects to be classified as a United States real property holding corporation within the meaning of the FIRPTA rules (as defined and discussed below under “—Foreign Investment in Real Property Tax Act”). Generally, a corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Notwithstanding MIC’s potential status as a “United States real property holding corporation,” so long as Common Stock is “regularly traded on an established securities market” within the meaning of Section 897 of the Code and applicable Treasury Regulations during the calendar year in which the sale or other disposition occurs, a Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of Common Stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a non-U.S. corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any; provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

●	the Non-U.S. Holder actually or constructively owns more than five percent of Common Stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held Common Stock.

Redemption of Common Stock. If the redemption qualifies as a sale for U.S. federal income tax purposes (which qualifications are described above under “Taxation of U.S. Holders of Common Stock—Redemption of Common Stock”), the Non-U.S. Holder may be subject to a 15% withholding tax on the amount realized (or such lower rate as may be specified by an applicable income tax treaty) pursuant to the FIRPTA rules (as defined and described below under “—Foreign Investment in Real Property Tax Act”). In such case, the Non-U.S. Holder may be exempt from withholding tax if the Non-U.S. Holder is able to properly certify that they meet the requirements of an applicable exemption. If such a redemption does not qualify as a sale of Common Stock, the Non-U.S. Holder will be treated as receiving a distribution, the U.S. federal income tax consequences of which are described above under “—Taxation of Non-U.S. Holders of Common Stock—Taxation of Distributions.”

Non-U.S. Holders are urged to consult with their own tax advisors regarding the tax consequences to them of holding Common Stock.

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Taxation of Non-U.S. Holders of the Warrants

Possible Constructive Distributions. The terms of the Warrants provide for an adjustment to the number of shares of Common Stock for which the Warrants may be exercised or to the exercise price of the Warrants on the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. Non-U.S. Holders of our Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the Non-U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrants), including as a result of a distribution of cash or other property to the holders of shares of our Common Stock that is taxable to such holders of such shares as a distribution. Subject to the discussion below regarding FIRPTA (as defined and discussed below under “—Foreign Investment in Real Property Tax Act”), any constructive distribution received by a Non-U.S. Holder would be subject to tax in the same manner as distributions, as described above in “—Taxation of Non-U.S. Holders of Common Stock—Taxation of Distributions” in an amount equal to the fair market value of such increased interest resulting from the adjustment. Generally, a Non-U.S. Holder’s adjusted tax basis in its Warrants would be increased to the extent any such constructive distribution is treated as a dividend.

Sale or Disposition of the Warrants (Other than by Exercise). Under the FIRPTA rules, options and warrants to acquire interests in a United States real property holding corporation should generally be treated as United States real property interests within the meaning of the FIRPTA rules (as defined and discussed below under “—Foreign Investment in Real Property Tax Act”). Moreover, under the ownership attribution rules applicable for FIRPTA purposes, a holder of options or warrants to acquire shares of stock will generally be constructively treated as owning such shares.

Accordingly, the sale or disposition of the Warrants by a Non-U.S. Holder should generally be treated in a manner consistent with the discussion above under “—Taxation of Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Exercise of the Warrants. A Non-U.S. Holder will generally not be subject to U.S. federal income tax (including U.S. withholding tax) upon an exercise of the Warrants. A Non-U.S. Holder’s tax basis in Common Stock received upon exercise of Warrants for cash will be equal to the sum of (1) the Non-U.S. Holder’s adjusted tax basis in the Warrants exchanged therefor (generally, the acquisition cost of such Warrants) and (2) the exercise price of such Warrants. Whether a Non-U.S. Holder’s holding period for the Common Stock received upon exercise of Warrants would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants may depend on the facts and circumstances regarding the Non-U.S. Holder’s acquisition of the Warrants; however, in either case the holding period will not include the period during which the Non-U.S. Holder held the Warrants. Once exercised, the Non-U.S. Holders will be subject to tax consequences with respect to their ownership of Common Stock acquired via the Warrants as discussed above under “—Taxation of Non-U.S. Holders of Common Stock.”

In certain circumstances, the Warrants will be exercisable on a cashless basis. The U.S. federal income tax treatment of an exercise of Warrants on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. Non-U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of Warrants on a cashless basis, including with respect to whether the exercise is a taxable event, the application of the FIRPTA rules to such exercise (as discussed and defined below under “Federal Investment in Real Property Tax Act”) and their holding period and tax basis in the Common Stock received. Once exercised, the Non-U.S. Holders will be subject to tax consequences with respect to their ownership of Common Stock acquired via the Warrants as discussed above under “—Taxation of Non-U.S. Holders of Common Stock.”

Non-U.S. Holders are urged to consult with their own tax advisors regarding the tax consequences to them of holding the Warrants.

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Foreign Investment in Real Property Tax Act

A Non-U.S. Holder’s gain from the disposition of a United States real property interest (“USRPI”) is generally subject to U.S. federal income tax, withholding, and filing requirements and is not exempt under applicable U.S. income tax treaties pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”). A USRPI generally includes shares in a corporation organized in the United States that is a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897(c)(2) of the Code.

Generally, a corporation is a USRPHC if, at any time in a five-year testing period, the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because substantially all of our assets consist of real property assets located in the United States, we believe we are a USRPHC (and therefore, our Common Stock is a USRPI because we are a domestic corporation).

Any gain recognized by a Non-U.S. Holder from the sale or other disposition of a USRPI, including an interest in a domestic USRPHC, is treated as ECI, and the taxable amount is subject to U.S. federal income tax at graduated rates (“FIRPTA Tax”). Subject to certain exceptions, FIRPTA Tax is required to be collected by U.S. federal income tax withholding on the part of the purchaser (“Section 1445 Withholdings”). When applicable, and subject to the discussion below regarding withholding certificates, Section 1445 Withholdings are required at a rate of 15% of the amount realized on the sale or exchange of the USRPI to the extent allocable to Non-U.S. Holders. In addition, such Non-U.S. Holder should be required to file a U.S. federal income tax return for the year of the sale and may be subject to additional U.S. federal income tax in connection with such filing.

In the event of a sale or disposition of a USRPI that constitutes shares in a domestic USRPHC, Section 1445 Withholdings may not be required if the sold or disposed USRPHC shares are “regularly traded on an established securities market” within the meaning of Section 897 of the Code and applicable Treasury Regulations and the Non-U.S. Holder did not, at any time during a specified testing period, hold more than five percent of the stock of such corporation.

The Section 1445 Withholdings may be reduced or eliminated (in certain circumstances) if an application for a withholding certificate is timely filed with the IRS requesting a reduction in withholding and a withholding certificate is received from the IRS. A withholding certificate might be issued by the IRS if a Non-U.S. Holder establishes that the actual tax on a particular transaction giving rise to FIRPTA Tax is expected to be less than the required withholding because, for example, the Non-U.S. Holder suffers a loss on the sale. However, no assurance can be given that the IRS will approve a withholding certificate application.

ALL NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE FIRPTA RULES, AND ANY RELATED U.S. TAX FILING OBLIGATIONS, WITH RESPECT TO THE OWNERSHIP OF OUR COMMON STOCK AND/OR WARRANTS.

Backup Withholding and Information Reporting

Backup withholding and information reporting may apply to amounts paid (or deemed paid) to holders of our Common Stock and/or Warrants and to the proceeds of the sale or other disposition of our Common Stock and/or Warrants.

U.S. Holders. A U.S. Holder may be subject to backup withholding at the rate of 24% unless such holder comes within certain exempt categories and, when required, demonstrates this fact, or provides to the applicable withholding agent a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. Holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability, provided the required information is timely furnished to the IRS.

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Non-U.S. Holders. A Non-U.S. Holder may be subject to backup withholding unless the Non-U.S. Holder certifies that it is not a U.S. person or otherwise establishes an exemption. The payment of the proceeds from the disposition of our Common Stock and/or Warrants to or through the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting and, possibly, backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a Non-U.S. Holder of our Common Stock and/or Warrants to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a non-U.S. person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the Non-U.S. Holder’s nonresident status and has no actual knowledge to the contrary. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability (which might entitle such Non-U.S. Holder to a refund), provided that the required information is timely furnished to the IRS. Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Each holder of our Common Stock and/or Warrants is urged to consult its own tax advisor regarding the information reporting and backup requirements applicable to it.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including our Common Stock and Warrants), which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (a) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (b) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Common Stock and/or Warrants are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock and/or Warrants held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (a) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (b) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock and/or Warrants.

THE TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK AND/OR WARRANTS. INVESTORS ARE STRONGLY URGED TO CONSULT, AND MUST RELY ON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK AND/OR WARRANTS, INCLUDING WITHOUT LIMITATION, THE EFFECT OF U.S. FEDERAL TAXES (INCLUDING TAXES OTHER THAN INCOME TAXES) AND STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS, AS WELL AS THE POTENTIAL CONSEQUENCES OF ANY CHANGES THERETO MADE BY FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DEVELOPMENTS (WHICH MAY HAVE RETROACTIVE EFFECT).

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PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock, Warrants, or interests in our Common Stock or Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Common Stock, Warrants or interests in our Common Stock or Warrants on any stock exchange, market, or trading facility on which shares of our Common Stock or Warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their shares of Common Stock, Warrants, or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares of Common Stock or Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their employees, partners, members or stockholders;

●	short sales (including short sales “against the box”) effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of standardized or over-the-counter options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

●	by pledge to secure debts and other obligation;

●	directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise;

●	privately negotiated transactions, directly or through agents;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of Common Stock or Warrants at a stipulated price per share or Warrant; and

●	through a combination of any of these methods or any other method permitted by applicable law.

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The Selling Securityholders may also transfer the securities by gift. The Selling Securityholders may effect the distribution of our Common Stock or Warrants from time to time in one or more transactions either:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices relating to the prevailing market prices; or

●	at negotiated prices.

The Selling Securityholders may, from time to time, transfer, distribute (including distributions in kind by registered securityholders that are investment funds), pledge, assign or grant a security interest in some or all of the shares of our Common Stock or Warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees or secured parties may offer and sell such shares of Common Stock or Warrants, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Securityholders to include the transferee, distributees, pledgee, assignee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares in other circumstances, in which case the transferees, distributees, pledgees, assignees, or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock or Warrants to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such transferees are not affiliates of ours, such transferees will receive freely tradable shares of Common Stock or Warrants pursuant to the distribution effected through this registration statement.

We or the Selling Securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of our Common Stock or Warrants, including liabilities under the Securities Act.

Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Common Stock or Warrants through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

●	the name of the Selling Securityholder;

●	the number of shares of Common Stock or Warrants, as applicable, being offered;

●	the terms of the offering;

●	the names of the participating underwriters, broker-dealers or agents;

●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

●	the public offering price;

●	the estimated net proceeds to us from the sale of the Common Stock or Warrants, as applicable;

●	any delayed delivery arrangements; and

●	other material terms of the offering.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the Selling Securityholders (or their affiliates) in the ordinary course of business. The Selling Securityholders may also use underwriters or other third parties with whom such Selling Securityholders have a material relationship. The Selling Securityholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

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There can be no assurances that the Selling Securityholders will sell, nor are the Selling Securityholders required to sell, any or all of the Common Stock or Warrants offered under this prospectus.

In connection with the sale of shares of our Common Stock, Warrants or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock or Warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Common Stock or Warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Stock or Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock or the Warrants offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of shares of our Common Stock or Warrants offered by them will be the purchase price of such shares of our Common Stock or Warrants less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Common Stock or Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell a portion of our Common Stock or Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Common Stock, Warrants or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of shares of our Common Stock or Warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock and Warrants to be sold, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. To facilitate the offering of shares of our Common Stock and Warrants offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock or Warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock or Warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock or Warrants by bidding for or purchasing shares of Common Stock or Warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock or Warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock or Warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

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Under the Registration Rights Agreement, we have agreed to indemnify the applicable Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, under the Registration Rights Agreement, the Selling Securityholders have agreed to indemnify us and each director of the Board and each executive officer that signs the registration statement of which this prospectus is a part against certain liabilities that we or such directors and officers may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that we or such directors and officers may be required to make with respect thereto. Additionally, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Under the Registration Rights Agreement, we have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part for the period of time required by this agreement and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered this registration statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in this registration statement.

The Selling Securityholders and other persons participating in the sale or distribution of the shares of the Common Stock will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of our Common Stock in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of the Common Stock to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to the securities.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Venable LLP.

EXPERTS

The financial statements of Mobile Infrastructure Corporation and its subsidiaries as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus by reference to Mobile Infrastructure Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to MIC and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.mobileit.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2025, February 20, 2025, March 18, 2025 and April 2, 2025; and

●	the description of our capital stock contained in Exhibit 4.6 of our Annual Report on 10-K for the year ended December 31, 2023, filed with the SEC on March 22, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of this post-effective amendment to the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Mobile Infrastructure Corporation

30 W. 4th Street

Cincinnati, Ohio 45202

(513) 834-5110

Attention: Stephanie Hogue

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

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Up to 37,626,865 Shares of Common Stock

Warrants to Purchase 2,553,192 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses that the registrant may incur in connection with the securities being registered hereby. All amounts shown are estimates except for the SEC registration fee.

Securities and Exchange Commission registration fee. . . .	$20,722.18	*
Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . .	**
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . .	**
Financial printing and miscellaneous expenses . . . . . . . .	**
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$20,722.18	*

* Includes $20,392.63 of registration fees previously paid under the Initial Registration Statement.

** To be provided by amendment.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The Charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the “MGCL”) requires us (unless the Charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to or in which he or she is made a party or witness by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

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In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

●	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Charter obligates us to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●	any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

●	any individual who, while a director or officer of MIC and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Charter also permits us, with the approval of the Board, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of us or a predecessor of us.

We have entered into indemnification agreements with each of our directors and executive officers, which provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Index
Incorporated by Reference

Exhibit No.	Description of Exhibit	Form	Exhibit or Annex	Filing Date	File Number

2.1†	Agreement and Plan of Merger, dated as of December 13, 2022, by and among FWAC, Merger Sub and Legacy MIC	424B3	A-1	July 11, 2023	333-269231

2.2†	First Amendment to the Agreement and Plan of Merger, dated as of March 23, 2023, by and among FWAC, Merger Sub and Legacy MIC	424B3	A-2	July 11, 2023	333-269231

3.1	Articles of Incorporation of MIC	8-K	3.1	August 31, 2023	001-40415

3.2	Articles of Merger (effecting the change of the name of MIC to “Mobile Infrastructure Corporation”)	8-K	3.2	August 31, 2023	001-40415

3.3	Bylaws of MIC	8-K	3.3	August 31, 2023	001-40415

4.1	Specimen Common Stock Certificate of MIC	S-4/A	4.2	April 11, 2023	333-269231

4.2	Warrant Agreement, dated as of August 25, 2021, by and between Legacy MIC and Color Up, LLC	8-K	10.4	August 31, 2021	000-55760

4.3	Warrant Assumption and Amendment Agreement, dated as of August 25, 2023, by and among Legacy MIC, MIC, and Color Up, LLC	8-K	10.15	August 31, 2023	001-40415

4.4	Amended and Restated Warrant Agreement, dated as of August 29, 2023, by and between MIC and Color Up, LLC	8-K	10.16	August 31, 2023	001-40415

5.1*	Opinion of Venable LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of MIC

23.2*	Consent of Venable LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Linkbase Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document101.DEF*

107*	Filing Fee Table

*	Filed herewith.

†	Certain of the exhibits or schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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Item 17. Undertakings.

a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

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5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fid offering thereof.

c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 4, 2025.

MOBILE INFRASTRUCTURE CORPORATION

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Manuel Chavez, Stephanie Hogue and Paul Gohr, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, proxies and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Manuel Chavez	Chief Executive Officer and Director	April 4, 2025
Manuel Chavez	(Principal Executive Officer)

/s/ Stephanie Hogue	President	April 4, 2025
Stephanie Hogue	(Co- Principal Financial Officer)

/s/ Paul Gohr	Chief Financial Officer	April 4, 2025
Paul Gohr	(Co-Principal Financial Officer and Principal Accounting Officer)

/s/ David Garfinkle	Director	April 4, 2025
David Garfinkle

/s/ Brad Greiwe	Director	April 4, 2025
Brad Greiwe

/s/ Danica Holley	Director	April 4, 2025
Danica Holley

/s/ Damon Jones	Director	April 4, 2025
Damon Jones

/s/ Jeffrey B. Osher	Director	April 4, 2025
Jeffrey B. Osher

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